UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment no. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

GOOGLE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which the transaction applies:
(2) Aggregate number of securities to which the transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

CAST YOUR VOTE RIGHT AWAY

It is very important that you vote. Please cast your vote right away on all of the proposals listed below to ensure that your shares are represented.

		More information	Board recommendation	Unvoted shares	Abstentions	Votes required for approval
PROPOSAL 1	Election of nominated directors	Page 48	FOR each nominee	Do not count	Do not count	10 persons receiving highest number of affirmative “FOR” votes
PROPOSAL 2	Ratification of independent registered public accounting firm for 2013	Page 49	FOR	Discretionary vote	Count as vote against	Majority of voting power
PROPOSALS 3 - 6	Stockholder proposals	Pages 50-58	AGAINST	Do not count	Count as vote against	Majority of voting power

Even if you plan to attend our Annual Meeting in person, please read this Proxy Statement with care and vote right away using any of the following methods. In all cases, have your proxy card or voting instruction form in hand and follow the instructions.

Beneficial Stockholders:

You are a beneficial stockholder if you own Google stock through a bank or a brokerage firm. If you are a beneficial stockholder, you may vote your proxy online through Broadridge Financial Solutions.

Registered Stockholders:

You are a registered stockholder if you own Google stock directly in your name through Computershare Trust Company, N.A. If you are a registered stockholder, you may vote your proxy online through Computershare.

By internet using your computer	By internet using your tablet or smartphone	By internet using your computer	By internet using your tablet or smartphone

Visit 24/7 www.proxyvote.com	Scan this QR code 24/7 to vote with your mobile device (may require free software)	Visit 24/7 www.envisionreports.com/goog	Scan this QR code 24/7 to vote with your mobile device (may require free software)
By telephone	By mailing your Voting Instruction Form	By telephone	By mailing your Proxy Card

Dial toll-free 24/7 1-800-454-8683	Cast your ballot, sign your Voting Instruction Form and send by free post	Dial toll-free 24/7 1-800-652-8683	Cast your ballot, sign your Proxy Card and send by free post

Visit our Annual Meeting website

• Review and download interactive versions of this Proxy Statement and our 2012 Annual Report • Watch a live webcast of the Annual Meeting
	Visit 24/7 http://investor.google.com/ proxy.html	Scan this QR code 24/7 with your mobile device (may require free software)

Google Inc.

1600 Amphitheatre Parkway

Mountain View, California 94043

(650) 253-0000

April 24, 2013

Dear Stockholders:

We are pleased to invite you to attend our 2013 Annual Meeting of Stockholders to be held on Thursday, June 6, 2013 at 2:00 p.m., local time, at our headquarters at 1600 Amphitheatre Parkway, Mountain View, California 94043. For your convenience, we are also pleased to offer a live webcast of our Annual Meeting on the Investor Relations section of our website at http://investor.google.com/webcast.html.

Details regarding admission to the meeting and the business to be conducted are described in the Notice of Internet Availability of Proxy Materials (Notice) you received in the mail and in this proxy statement. We have also made available a copy of our 2012 Annual Report to Stockholders with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

We have elected to provide access to our proxy materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. We are constantly focused on improving the ways people connect with information, and believe that providing our proxy materials over the internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact of our Annual Meeting. If you want more information, please see the Questions and Answers section of this proxy statement or visit the Annual Meeting section of our Investor Relations website.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail.

Also, please let us know if you plan to attend our Annual Meeting by marking the appropriate box on the enclosed proxy card, if you requested to receive printed proxy materials, or, if you vote by telephone or over the internet, by indicating your plans when prompted.

Thank you for your ongoing support of, and continued interest in Google. We look forward to seeing you at our Annual Meeting.

Sincerely,

Larry Page	Sergey Brin	Eric E. Schmidt
Chief Executive Officer	Co-Founder	Executive Chairman of the Board of Directors

GOOGLE INC. NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	2:00 p.m., local time, on Thursday, June 6, 2013.
Place:	Google’s headquarters, 1600 Amphitheatre Parkway, Mountain View, California 94043.
Live Webcast:	Available on the Investor Relations section of our website at http://investor.google.com/webcast.html, starting at 2:00 p.m., local time, on Thursday, June 6, 2013.
Items of Business:	(1) To elect 10 members of the board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified.
(2) To ratify the appointment of Ernst & Young LLP as Google’s independent registered public accounting firm for the fiscal year ending December 31, 2013.
(3) To consider and vote upon a stockholder proposal regarding a report on lead batteries in Google’s supply chain, if properly presented.
(4) To consider and vote upon a stockholder proposal regarding equal shareholder voting, if properly presented.
(5) To consider and vote upon a stockholder proposal regarding executive stock retention, if properly presented.
(6) To consider and vote upon a stockholder proposal regarding succession planning, if properly presented.
(7) To consider such other business as may properly come before the meeting.
Adjournments and Postponements:

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote only if you were a Google stockholder as of the close of business on April 8, 2013 (Record Date).
Voting:

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (Notice) you received in the mail, the section titled “Questions and Answers About the Proxy Materials and the Annual Meeting” beginning on page 1 of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

By order of the Board of Directors,

Larry Page	Eric E. Schmidt
Chief Executive Officer	Executive Chairman of the Board of Directors

This notice of Annual Meeting and proxy statement and form of proxy are being distributed and made available on or about April 24, 2013.

In this proxy statement, the words “Google,” “the company,” “we,” “our,” “ours,” “us” and similar terms refer to Google Inc. and its consolidated subsidiaries, unless the context indicates otherwise.

GOOGLE INC. | 2013 Proxy Statement

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This proxy statement and our 2012 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for fiscal year ended December 31, 2012, are available at http://investor.google.com/proxy.html.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of Google under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (Exchange Act), the sections of this proxy statement titled “Report of the Audit Committee of the Board of Directors” (to the extent permitted by the rules of the U.S. Securities and Exchange Commission (SEC)) and “Executive Compensation—Leadership Development and Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically stated otherwise in such filing.

GOOGLE INC. | 2013 Proxy Statement

2013 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Time and Date:	2:00 p.m., local time, on Thursday, June 6, 2013.
Place:	Google’s headquarters at 1600 Amphitheatre Parkway, Mountain View, California 94043.
Record Date:	April 8, 2013.
Voting:

Stockholders as of the Record Date are entitled to vote. Each share of Class A common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on. Each share of Class B common stock is entitled to 10 votes for each director nominee and 10 votes for each of the proposals to be voted on. The holders of the shares of Class A common stock and Class B common stock are voting as a single class on all matters.

Entry:

You are entitled to attend the Annual Meeting only if you were a Google stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, and a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

You should be prepared to present valid photo identification for admittance. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting. Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card if you requested to receive printed proxy materials, or, if you vote by telephone or over the internet, by indicating your plans when prompted. Since seating is limited, admission to the meeting will be on a first-come, first-served basis.

If you decide to attend the meeting in person, upon your arrival you will need to register as a visitor with the registration desk at the Shoreline Amphitheatre located at 1 Amphitheatre Parkway, Mountain View, California 94043. See the section titled “Information Concerning Google’s Annual Meeting of Stockholders” for further instructions. Check-in will begin at the Shoreline Amphitheatre at 12:30 p.m., local time, and you should allow ample time for the check-in procedures.

Voting Matters

Proposal		Google Board Voting Recommendation	Page Reference (for more detail)
Management Proposals:
(1)	Election of 10 directors	FOR each nominee	48
(2)	Ratification of the appointment of Ernst & Young LLP as Google’s independent registered public accounting firm for fiscal 2013	FOR	49
Stockholder Proposals:
(3)	Stockholder proposal regarding a report on lead batteries in Google’s supply chain	AGAINST	51
(4)	Stockholder proposal regarding equal shareholder voting	AGAINST	53
(5)	Stockholder proposal regarding executive stock retention	AGAINST	55
(6)	Stockholder proposal regarding succession planning	AGAINST	57

GOOGLE INC. | 2013 Proxy Statement

Director Nominees

The following table provides summary information about each director nominee.

Name	Age	Director Since	Occupation	Experience/ Qualification	Independent	Membership on Standing Committees
						AC	LDCC	NCGC	AQC	EC
Larry Page	40	1998	Co-Founder, Chief Executive Officer, and Director of Google	Leadership, Technology					X	X
Sergey Brin	39	1998	Co-Founder and Director of Google	Leadership, Technology					X	X
Eric E. Schmidt	57	2001	Executive Chairman of the Board of Directors of Google	Leadership, Technology					C	C
L. John Doerr	61	1999	General Partner of Kleiner Perkins Caufield & Byers	Leadership, Technology, Finance, Global, Industry	X		X
Diane B. Greene	57	2012	Former Chief Executive Officer and President of VMware	Leadership, Technology, Finance	X	X
John L. Hennessy	60	2004	President of Stanford University	Leadership, Education, Technology	X,L			C
Ann Mather	52	2005	Former Chief Financial Officer of Pixar	Leadership, Finance	X	C,F
Paul S. Otellini	62	2004	Chief Executive Officer and President of Intel	Leadership, Technology, Global, Industry	X		C
K. Ram Shriram	56	1998	Managing Partner of Sherpalo Ventures	Leadership, Technology, Finance, Global, Industry	X	X			X
Shirley M. Tilghman	66	2005	President of Princeton University	Leadership, Education	X			X

AC	Audit Committee	EC	Executive Committee
LDCC	Leadership Development and Compensation Committee	C	Committee Chairperson
NCGC	Nominating and Corporate Governance Committee	F	Financial Expert
AQC	Acquisition Committee	L	Lead Independent Director

Each director nominee serves as a current director and attended at least 75% of all meetings of the board of directors, and each committee on which she or he sat during 2012.

Auditors

We are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Set forth below is summary information with respect to the fees paid or accrued by us for the audit and other services provided by Ernst & Young LLP during 2011 and 2012 (in thousands).

	2011	2012
Audit Fees	$ 12,302	$ 14,624
Audit-Related Fees	—	807
Tax Fees	1,902	5,478
Other Fees	88	175
Total Fees	$ 14,292	$ 21,084

GOOGLE INC. | 2013 Proxy Statement

Table of Contents

Questions and Answers About the Proxy Materials and the Annual Meeting	1
Proxy Materials	1
Voting Information	3
Attending the Annual Meeting	7
Stockholder Proposals, Director Nominations, and Related Bylaw Provisions	8
Directors, Executive Officers, and Corporate Governance	10
Directors and Executive Officers	10
Corporate Governance and Board Matters	12
Board Meetings	13
Board Leadership Structure	13
Board Committees	14
Audit Committee	15
Leadership Development and Compensation Committee	15
Nominating and Corporate Governance Committee	16
Acquisition Committee	16
Executive Committee	17
Director Independence	17
Compensation Committee Interlocks and Insider Participation	17
Consideration of Director Nominees	17
Stockholder Recommendations and Nominees	17
Director Selection Process and Qualifications	18
Management Succession Planning	19
Board’s Role in Risk Oversight	20
Executive Sessions	20
Outside Advisors	20
Board Effectiveness	21
Communications with the Board of Directors	21
Common Stock Ownership of Certain Beneficial Owners and Management	22
Section 16(a) Beneficial Ownership Reporting Compliance	24
Certain Relationships and Related Transactions	25
Related Party Transactions Policy and Procedure	25
Related Party Transactions	26
Director Compensation	27
Board Compensation Arrangements for Non-Employee Directors	27
Compensation for 2012	28

GOOGLE INC. | 2013 Proxy Statement

Executive Compensation	29
Compensation Discussion and Analysis	29
Overview	29
Section 1—Executive Summary	29
Section 2—Elements of Pay	30
Section 3—Determining Competitive Levels of Pay	31
Section 4—Pay Mix, Magnitude, and Leverage	33
Section 5—Other Compensation Information	36
Leadership Development and Compensation Committee Report	39
Summary Compensation Table	40
Grants of Plan-Based Awards in 2012	41
Description of Plan-Based Awards	41
Outstanding Equity Awards at 2012 Fiscal Year-End	42
Option Exercises and Stock Vested in Fiscal 2012	43
Non-Qualified Deferred Compensation	44
Potential Payments Upon Termination or Change in Control	44
Equity Compensation Plan Information	45
Independent Registered Public Accounting Firm	46
Principal Accounting Fees and Services	46
Pre-Approval Policies and Procedures	46
Report of the Audit Committee of the Board of Directors	47
Management Proposals to Be Voted On	48
Proposal Number 1 — Election of Directors	48
Proposal Number 2 — Ratification of Appointment of Independent Registered Public Accounting Firm	49
Stockholder Proposals	50
Proposal Number 3 — Stockholder Proposal Regarding a Report on Lead Batteries in Google’s Supply Chain	51
Proposal Number 4 — Stockholder Proposal Regarding Equal Shareholder Voting	53
Proposal Number 5 — Stockholder Proposal Regarding Executive Stock Retention	55
Proposal Number 6 — Stockholder Proposal Regarding Succession Planning	57
Information Concerning Google’s Annual Meeting of Stockholders	59

GOOGLE INC. | 2013 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Proxy Materials

1. Why am I receiving these materials?

Our board of directors has made these materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at Google’s 2013 Annual Meeting of Stockholders, which will take place on Thursday, June 6, 2013 at 2:00 p.m., local time, at our headquarters located at 1600 Amphitheatre Parkway, Mountain View, California 94043. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

2. What is included in the proxy materials?

The proxy materials include:

•

Our proxy statement for the 2013 Annual Meeting of Stockholders;

•

Our 2012 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012; and

•

The proxy card or a voting instruction form for the Annual Meeting.

3. What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

4. Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our 2012 Annual Report to Stockholders, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet. The Notice also instructs you as to how you may submit your proxy on the internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

GOOGLE INC. | 2013 Proxy Statement   1

5. I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, stockholders may contact us as follows:

Investor Relations Google Inc. 1600 Amphitheatre Parkway Mountain View, California 94043	irgoog@google.com	(650) 214-3381

Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

6. How can I access the proxy materials over the internet?

The Notice, proxy card or voting instruction form will contain instructions on how to:

•

View our proxy materials for the Annual Meeting on the internet and vote your shares; and

•

Instruct us to send our future proxy materials to you electronically by email.

Our proxy materials are also available on our Investor Relations website at http://investor.google.com/proxy.html.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.

GOOGLE INC. | 2013 Proxy Statement   2

Voting Information

7. What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

•

The election of 10 directors.

•

The ratification of the appointment of Ernst & Young LLP as Google’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

•

A stockholder proposal regarding a report on lead batteries in Google’s supply chain.

•

A stockholder proposal regarding equal shareholder voting.

•

A stockholder proposal regarding executive stock retention.

•

A stockholder proposal regarding succession planning.

We will also consider any other business that properly comes before the Annual Meeting. See Question 21 below.

8. How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•

“FOR” each of the nominees to the board of directors.

•

“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2013 fiscal year.

•

“AGAINST” the stockholder proposal regarding a report on lead batteries in Google’s supply chain.

•

“AGAINST” the stockholder proposal regarding equal shareholder voting.

•

“AGAINST” the stockholder proposal regarding executive stock retention.

•

“AGAINST” the stockholder proposal regarding succession planning.

9. What shares can I vote?

Each share of Google Class A common stock and Class B common stock issued and outstanding as of the close of business on the Record Date for the 2013 Annual Meeting of Stockholders is entitled to be voted on all items being voted on at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On the Record Date, we had 331,710,124 shares of common stock issued and outstanding, consisting of 270,987,899 shares of Class A common stock and 60,722,225 shares of Class B common stock. No shares of Class C capital stock are issued and outstanding.

10. How many votes am I entitled to per share?

Each holder of shares of Class A common stock is entitled to one vote for each share of Class A common stock held as of the Record Date, and each holder of shares of Class B common stock is entitled to 10 votes for each share of Class B common stock held as of the Record Date. The holders of the shares of Class A common stock and Class B common stock are voting as a single class on all matters described in this proxy statement for which your vote is being solicited.

GOOGLE INC. | 2013 Proxy Statement   3

11. What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most Google stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•

Stockholder of Record—If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and the Notice was sent directly to you by Google. As the stockholder of record, you have the right to grant your voting proxy directly to Google or to vote in person at the Annual Meeting. If you requested to receive printed proxy materials, Google has enclosed or sent a proxy card for you to use. You may also vote on the internet or by telephone, as described in the Notice and under Question 13 below.

•

Beneficial Owner—If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the internet or by telephone, as described in the Notice and under Question 13 below.

12. How can I vote my shares in person at the Annual Meeting?

Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

13. How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting.

If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card.

If you hold shares beneficially in street name, you may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction form provided to you by your broker, bank, trustee, or nominee.

GOOGLE INC. | 2013 Proxy Statement   4

14. Can I change my vote or revoke my proxy?

You may change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Google’s Corporate Secretary at Google Inc., 1600 Amphitheatre Parkway, Mountain View, California 94043 (and we encourage you to send a copy via email to corporatesecretary@google.com), prior to your shares being voted, or (3) attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Annual Meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

15. Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Google or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to Google management.

16. How many shares must be present or represented to conduct business at the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the voting power of Google’s shares of Class A common stock and Class B common stock outstanding as of the Record Date must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

17. How are votes counted?

In the election of directors (Proposal Number 1), you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For the other items of business, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the board of directors.

GOOGLE INC. | 2013 Proxy Statement   5

18. What is the voting requirement to approve each of the proposals?

In the election of directors, the 10 persons receiving the highest number of affirmative “FOR” votes at the Annual Meeting will be elected.

The approval of the remaining five proposals described below requires the affirmative “FOR” vote of the holders of a majority of the voting power of Google’s shares of Class A common stock and Class B common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class:

(1)

the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

(2)

the stockholder proposal regarding a report on lead batteries in Google’s supply chain;

(3)

the stockholder proposal regarding equal shareholder voting;

(4)

the stockholder proposal regarding executive stock retention; and

(5)

the stockholder proposal regarding succession planning.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine,” except for the proposal to ratify the appointment of Ernst & Young LLP as Google’s independent registered public accounting firm for the fiscal year ending December 31, 2013. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered voting power present with respect to that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Abstentions are considered voting power present at the meeting and thus will have the same effect as votes against each of the matters scheduled to be voted on at the Annual Meeting (other than the election of directors).

Please note that brokers may not vote your shares on the election of directors, certain executive compensation matters, or certain corporate governance matters in the absence of your specific instructions as to how to vote so we encourage you to provide instructions to your broker regarding the voting of your shares.

19. Is cumulative voting permitted for the election of directors?

No. You may not cumulate your votes for the election of directors.

20. Who will bear the cost of soliciting votes for the Annual Meeting?

Google will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We have also retained Georgeson Inc. to assist us in the distribution of proxy materials. We will pay Georgeson Inc. a fee of $750 plus reasonable out-of-pocket expenses for these services.

21. What happens if additional matters are presented at the Annual Meeting?

Other than the six items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Larry Page, Eric E. Schmidt, Patrick Pichette, and David C. Drummond, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason, any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

GOOGLE INC. | 2013 Proxy Statement   6

22. Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish final voting results on the Investor Relations section of our website at http://investor.google.com/proxy.html. We will also disclose the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Attending the Annual Meeting

23. How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a Google stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You must present valid photo identification, such as a driver’s license or passport, for admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you must also provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to April 8, 2013, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card, if you requested to receive printed proxy materials, or, if you vote by telephone or internet, by indicating your plans when prompted.

The meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at the Shoreline Amphitheatre at 12:30 p.m., local time, and you should allow ample time for the check-in procedures. The Shoreline Amphitheatre is located at 1 Amphitheatre Parkway, Mountain View, California 94043.

24. Is the Annual Meeting going to be webcast?

For your convenience, we are pleased to offer a live webcast of our Annual Meeting on the Investor Relations section of our website at http://investor.google.com/webcast.html.

25. Who will serve as inspector of elections?

The inspector of elections will be a representative from Computershare Trust Company, N.A.

26. How can I contact Google’s transfer agent?

Contact our transfer agent by either writing to Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940, or by telephoning (866) 298-8535 or (781) 575-2879.

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Stockholder Proposals, Director Nominations, and Related Bylaw Provisions

27. What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to Google’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2014 Annual Meeting of Stockholders, the Corporate Secretary of Google must receive the written proposal at our principal executive offices no later than December 25, 2013. If we hold our 2014 Annual Meeting of Stockholders more than 30 days before or after June 6, 2014 (the one-year anniversary date of the 2013 Annual Meeting of Stockholders), we will disclose the new deadline by which stockholders proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Google Inc. Attn: Corporate Secretary 1600 Amphitheatre Parkway Mountain View, California 94043	(650) 618-1806	corporatesecretary@google.com

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of a meeting given by or at the direction of our board of directors, (2) otherwise properly brought before the meeting by or at the direction of our board of directors, or (3) properly brought before the meeting by a stockholder entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2014 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•

not earlier than the close of business on February 6, 2014, and

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not later than the close of business on March 8, 2014.

If we hold our 2014 Annual Meeting of Stockholders more than 30 days before or after June 6, 2014 (the one-year anniversary date of the 2013 Annual Meeting of Stockholders), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the earlier of the following two dates:

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the 10th day following the day on which notice of the meeting date is mailed, or

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the 10th day following the day on which public disclosure of the meeting date is made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

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Nomination of Director Candidates: You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to the Corporate Secretary of Google at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Directors, Executive Officers, and Corporate Governance—Corporate Governance and Board Matters—Consideration of Director Nominees—Stockholder Recommendations and Nominees” on page 17 of this proxy statement.

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Copy of Bylaw Provisions: A copy of our bylaws is available at http://investor.google.com/corporate/bylaws.html. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

GOOGLE INC. | 2013 Proxy Statement   9

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Directors and Executive Officers

The names of our directors and executive officers and their ages, positions, and biographies as of April 8, 2013 are set forth below. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position with Google
Larry Page	40	Chief Executive Officer and Director
Sergey Brin	39	Co-Founder and Director
Eric E. Schmidt	57	Executive Chairman of the Board of Directors
L. John Doerr	61	Director
Diane B. Greene	57	Director
John L. Hennessy	60	Lead Independent Director
Ann Mather	52	Director
Paul S. Otellini	62	Director
K. Ram Shriram	56	Director
Shirley M. Tilghman	66	Director
Nikesh Arora	45	Senior Vice President and Chief Business Officer
David C. Drummond	50	Senior Vice President, Corporate Development, Chief Legal Officer, and Secretary
Patrick Pichette	50	Senior Vice President and Chief Financial Officer

Larry Page, one of our founders, has served as a member of our board of directors since our inception in September 1998, and as our Chief Executive Officer since April 2011. From July 2001 to April 2011, Larry served as our President, Products. In addition, from September 1998 to July 2001, Larry served as our Chief Executive Officer, and from September 1998 to July 2002, as our Chief Financial Officer. Larry holds a Master of Science degree in computer science from Stanford University and a Bachelor of Science degree in engineering, with a concentration in computer engineering, from the University of Michigan.

Sergey Brin, one of our founders, has served as a member of our board of directors since our inception in September 1998. From July 2001 to April 2011, Sergey served as our President, Technology. In addition, from September 1998 to July 2001, Sergey served as our President and chairman of our board of directors. Sergey holds a Master of Science degree in computer science from Stanford University and a Bachelor of Science degree with high honors in mathematics and computer science from the University of Maryland at College Park.

Eric E. Schmidt has served as the Executive Chairman of our board of directors since April 2011 and as a member of our board of directors since March 2001. From July 2001 to April 2011, Eric served as our Chief Executive Officer. He was the chairman of our board of directors from March 2001 to April 2004, and again from April 2007 to April 2011. Prior to joining us, from April 1997 to November 2001, Eric served as chairman of the board of directors of Novell, Inc., a computer networking company, and, from April 1997 to July 2001, as the Chief Executive Officer of Novell. From 1983 until March 1997, Eric held various positions at Sun Microsystems, Inc., a supplier of network computing solutions, including Chief Technology Officer from February 1994 to March 1997, and President of Sun Technology Enterprises from February 1991 until February 1994. Eric was previously a director of Apple Inc., a designer, manufacturer, and marketer of personal computers and related products, from 2006 to 2009. Eric holds a Doctoral degree and a Master of Science degree in computer science from the University of California, Berkeley, and a Bachelor of Science degree in electrical engineering from Princeton University.

L. John Doerr has served as a member of our board of directors since May 1999. John has been a General Partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since August 1980. John has also been a member of the board of directors of Amyris, Inc., a synthetic biology company, since May 2006, and serves on its nominating and governance committee and leadership development and compensation committee; and Zynga Inc., a provider of social game services, since April 2013. John was previously a director of Amazon.com, Inc., an internet retail company, from 1996 to 2010; and Move, Inc., a provider of real estate media and technology solutions, from 1998 to 2008. John holds a Master of Business Administration degree from Harvard Business School, and a Master of Science degree in electrical engineering and computer science, and a Bachelor of Science degree in electrical engineering from Rice University.

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Diane B. Greene has served as a member of our board of directors since January 2012. Diane has also been a member of the board of directors of Intuit Inc., a provider of business and financial management solutions, since August 2006 and serves on its audit and risk committee and nominating and corporate governance committee. She is also a member of The MIT Corporation, the governing body of the Massachusetts Institute of Technology. Diane co-founded VMware, Inc., a provider of virtualization and virtualization-based cloud infrastructure solutions, in 1998 and took the company public in 2007. She served as Chief Executive Officer and President of VMware from 1998 to 2008, as a member of the board of directors of VMware from 2007 to 2008, and as an Executive Vice President of EMC Corporation, a provider of information infrastructure and virtual infrastructure technologies, solutions and services, from 2005 to 2008. Prior to VMware, Diane held technical leadership positions at Silicon Graphics Inc., a provider of technical computing, storage and data center solutions, Tandem Computers, Inc., a manufacturer of computer systems, and Sybase Inc., a global enterprise software and services company, and was Chief Executive Officer of VXtreme, Inc., a developer of streaming media solutions. Diane holds a Master of Science degree in computer science from the University of California, Berkeley, a Master of Science degree in naval architecture from the Massachusetts Institute of Technology, and a Bachelor of Arts degree in mechanical engineering from the University of Vermont.

John L. Hennessy has served as a member of our board of directors since April 2004, and as Lead Independent Director since April 2007. John has served as the President of Stanford University since September 2000. John has also been a member of the board of directors of Cisco Systems, Inc., a networking equipment company, since January 2002, and serves on its nominating and governance committee and acquisition committee. He also serves as a trustee of the Gordon and Betty Moore Foundation. From 1994 to August 2000, John held various positions at Stanford, including Dean of the Stanford University School of Engineering and Chair of the Stanford University Department of Computer Science. John co-founded and served as the chairman of the board of directors of Atheros Communications, Inc., a wireless semiconductor company, from 1998 to 2010. John holds a Doctoral degree and a Master of Science degree in computer science from the State University of New York, Stony Brook, and a Bachelor of Science degree in electrical engineering from Villanova University.

Ann Mather has served as a member of our board of directors since November 2005. Ann has also been a member of the board of directors of: Glu Mobile Inc., a publisher of mobile games, since September 2005, and serves on its nominating and governance committee; MoneyGram International, Inc., a global payment services company, since May 2010, and serves as chair of its audit committee; Netflix, Inc., an internet subscription service for movies and television shows, since July 2010, and serves as chair of its audit committee; and Solazyme, Inc., a renewable oil and bioproducts company, since April 2011, and serves as chair of its audit committee. Ann has also been an independent trustee to the Dodge & Cox Funds board of trustees since May 2011. Ann was previously a director of Central European Media Enterprises Group, a developer and operator of national commercial television channels and stations in Central and Eastern Europe, from 2004 to 2009. From 1999 to 2004, Ann was Executive Vice President and Chief Financial Officer of Pixar, a computer animation studio. Prior to her service at Pixar, Ann was Executive Vice President and Chief Financial Officer of Village Roadshow Pictures, the film production division of Village Roadshow Limited. Ann holds a Master of Arts degree from Cambridge University in England and is a chartered accountant.

Paul S. Otellini has served as a member of our board of directors since April 2004. Paul has served as the Chief Executive Officer and President of Intel Corporation, a semiconductor manufacturing company, since May 2005. Paul has been a member of the board of directors of Intel since 2002. He also served as Intel’s Chief Operating Officer from 2002 to May 2005. From 1974 to 2002, Paul held various positions at Intel, including Executive Vice President and General Manager, Intel Architecture Group, and Executive Vice President and General Manager, Sales and Marketing Group. Paul holds a Master of Business Administration degree from the University of California, Berkeley, and a Bachelor of Arts degree in economics from the University of San Francisco. Paul has announced that he plans to resign from his position as the Chief Executive Officer and President of Intel Corporation, effective May 2013.

K. Ram Shriram has served as a member of our board of directors since September 1998. Ram has been a managing partner of Sherpalo Ventures, LLC, an angel venture investment company, since January 2000. From August 1998 to September 1999, Ram served as Vice President of Business Development at Amazon.com, Inc., an internet retail company. Prior to that, Ram served as President at Junglee Corporation, a provider of database technology, which was acquired by Amazon.com in 1998. Ram was an early member of the executive team at Netscape Communications Corporation. Ram is also on the board of trustees of Stanford University. Ram holds a Bachelor of Science degree in mathematics from the University of Madras, India.

Shirley M. Tilghman has served as a member of our board of directors since October 2005. Shirley has served as the President of Princeton University since June 2001. Shirley also serves as a trustee of the Carnegie Endowment for International Peace and the King Abdullah University of Science and Technology. From August 1986 to June 2001, she served as a Professor at Princeton University, and from August 1988 to June 2001, as an Investigator at Howard Hughes Medical Institute. In 1998, she took the role as founding director of Princeton’s multi-disciplinary Lewis-Sigler Institute for Integrative Genomics. Shirley holds a Doctoral degree in biochemistry from Temple University, and a Bachelor of Science degree with honors in chemistry from Queen’s University. Shirley has announced that she plans to resign from her position as the President of Princeton University, effective July 2013.

GOOGLE INC. | 2013 Proxy Statement   11

Nikesh Arora has served as our Senior Vice President and Chief Business Officer since January 2011. Previously, he served as our President, Global Sales Operations and Business Development from April 2009 to December 2010, and as our President, International Operations prior to that. Prior to joining us in December 2004, Nikesh served as Chief Marketing Officer and a member of the management board at T-Mobile Europe, a mobile communications company. Prior to that, Nikesh worked for Deutsche Telekom AG, parent company of T-Mobile, Putnam Investments, and Fidelity Investments. Nikesh has been a member of the board of directors of Bharti Airtel Limited, an Indian telecommunications company, since October 2009, and serves on its compensation committee. He has also been a member of the board of directors of Colgate-Palmolive Company, a consumer products company, since March 2012. Nikesh holds a Master of Business Administration degree from Northeastern University, a Master of Science degree from Boston College, and a Bachelor of Science degree in electrical engineering from the Institute of Technology in Varanasi, India. He is also a chartered financial analyst.

David C. Drummond has served as our Senior Vice President, Corporate Development since January 2006, as Chief Legal Officer since December 2006, and as Secretary since 2002. Previously, he served as our Vice President, Corporate Development and General Counsel since February 2002. Prior to joining us, from July 1999 to February 2002, David served as Chief Financial Officer of SmartForce, an educational software applications company. Prior to that, David was a partner at the law firm of Wilson Sonsini Goodrich & Rosati. David holds a Juris Doctor degree from Stanford University and a Bachelor of Arts degree in history from Santa Clara University.

Patrick Pichette has served as our Senior Vice President and Chief Financial Officer since August 2008. Prior to joining us, from January 2001 until July 2008, Patrick served as an executive officer of Bell Canada Enterprises Inc., a telecommunications company, including, most recently, as President, Operations for Bell Canada, and previously as Executive Vice President, Chief Financial Officer, and Executive Vice President of Planning and Performance Management. Prior to joining Bell Canada Enterprises, from 1996 to 2000, Patrick was a principal at McKinsey & Company, a management consulting firm. Prior to that, from 1994 to 1996, he served as Vice President and Chief Financial Officer of Call-Net Enterprises Inc., a Canadian telecommunications company. Patrick has been a member of the board of directors of Amyris, Inc., a synthetic biology company, since March 2010, and serves as chair of its audit committee. Patrick was previously a director of Alaska Communication Systems Group, Inc., a provider of telecommunications and network services, from 2004 to August 2008. Patrick holds a Master of Arts degree in philosophy, politics, and economics from Oxford University, where he attended as a Rhodes Scholar, and a Bachelor of Arts degree in Business Administration from Université du Québec à Montréal.

Corporate Governance and Board Matters

We have adopted a code of business conduct and ethics for directors, officers (including our principal executive officer and principal financial and accounting officer), and employees, known as the Google Code of Conduct. We have also adopted Corporate Governance Guidelines, which, in conjunction with our certificate of incorporation, bylaws, and charters of the standing committees of our board of directors, form the framework for our corporate governance. The Google Code of Conduct and our Corporate Governance Guidelines are available on the Investor Relations section of our website at http://investor.google.com. We will post amendments to the Google Code of Conduct or waivers of the Google Code of Conduct for directors and executive officers on the same website.

Stockholders may request printed copies of the Google Code of Conduct, the Corporate Governance Guidelines, and committee charters at no charge by filling out our contact form at http://investor.google.com or sending inquiries to:

Investor Relations Google Inc. 1600 Amphitheatre Parkway Mountain View, California 94043	irgoog@google.com

GOOGLE INC. | 2013 Proxy Statement   12

Board Meetings

During 2012, the board of directors held six meetings and acted by written/electronic consent three times. Each director attended at least 75% of all board of directors and applicable committee meetings. We encourage our directors to attend our annual meeting of stockholders. Four directors attended our 2012 Annual Meeting of Stockholders.

Board Leadership Structure

In April 2011, Larry Page became our Chief Executive Officer and Eric E. Schmidt became Executive Chairman of our board of directors.

The board of directors believes that this leadership structure, which separates the Chairman and Chief Executive Officer roles, is appropriate at this time in light of the evolution of Google’s business and operating environment. In particular, the board of directors believes that this structure clarifies the individual roles and responsibilities of Larry, Sergey, and Eric, streamlines decision-making, and enhances accountability. As Executive Chairman, Eric remains involved in key matters, such as major transactions, broader business and customer relationships, and government relations, which are increasingly important given our global reach, and continues to advise Larry and Sergey. In this role and given his in-depth knowledge of the issues, challenges, and opportunities facing us, the board of directors believes that Eric continues to be best positioned to develop agendas that ensure that the board’s time and attention are focused on the most critical matters. His role enables decisive leadership, ensures clear accountability, and enhances the ability to communicate our message and strategy clearly and consistently to our stockholders, employees, customers, and users.

Our certificate of incorporation and bylaws provide that the chairman of our board of directors may not be an employee or officer of our company and may not have been an employee or officer for the last three years, unless the appointment is approved by two-thirds of the members of our board of directors. The board of directors unanimously approved Eric’s appointment as Executive Chairman.

Each of the directors other than Larry, Sergey, and Eric is independent (see “Director Independence” below), and the board of directors believes that the independent directors provide effective oversight of management. In addition, in April 2007, our board of directors appointed John L. Hennessy as our Lead Independent Director. As Lead Independent Director, John’s responsibilities include:

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Coordinating and moderating executive sessions of the board of directors’ independent directors.

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Advising the executive chairman of the board of directors as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to perform their duties effectively and responsibly.

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Confirming the agenda with the Chief Executive Officer for meetings of the board of directors.

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Holding regular update sessions with the executive chairman of the board of directors.

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Acting as the principal liaison between the independent directors and the executive chairman of the board of directors on sensitive issues.

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Performing such other duties as the board of directors may from time to time delegate to the Lead Independent Director to assist the board of directors in the fulfillment of its responsibilities.

The board of directors believes that these responsibilities appropriately and effectively complement our Executive Chairman and Chief Executive Officer structure.

Board Participation	Board Leadership

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6 Board meetings held in 2012

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Acted by written consent 3 times

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Each director attended at least 75% of all board of directors and applicable committee meetings

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4 directors attended our Annual Meeting of Stockholders in 2012

	• Chairman of the Board: • Chief Executive Officer: • Lead Independent Director: • Director Independence:	Eric E. Schmidt Larry Page John L. Hennessy 7 out of 10

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Board Committees

During 2012, our board of directors consisted of 10 directors. Our board of directors has the following five standing committees:

(1) an Audit Committee,

(2) a Leadership Development and Compensation Committee,

(3) a Nominating and Corporate Governance Committee,

(4) an Acquisition Committee, and

(5) an Executive Committee.

From time to time, the board of directors may also establish ad hoc committees to address particular matters.

Each of the standing committees operates under a written charter adopted by the board of directors. All of the standing committee charters are available on the Investor Relations section of our website at http://investor.google.com/corporate/board-committees.html. Printed copies of the charters are available at no charge to any stockholder who requests them by following the instructions on page 12 of this proxy statement.

The membership and meetings during 2012 and the primary functions of each of the standing committees are described below.

Board of Directors	Audit Committee	Leadership Development and Compensation Committee	Nominating and Corporate Governance Committee	Acquisition Committee	Executive Committee
Larry Page
Sergey Brin
Eric E. Schmidt
L. John Doerr	(1)
Diane B. Greene	(1)
John L. Hennessy
Ann Mather
Paul S. Otellini
K. Ram Shriram
Shirley M. Tilghman
(1) L. John Doerr resigned from the Audit Committee effective January 12, 2012, the date on which Diane B. Greene was appointed to serve on our board of directors and the Audit Committee. Member Chair

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Audit Committee

The main function of our Audit Committee is to oversee our accounting and financial reporting processes. The Audit Committee’s responsibilities include:

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Selecting and hiring our independent auditors.

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Approving the audit and non-audit services to be performed by our independent auditors.

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Evaluating the qualifications, performance, and independence of our independent auditors.

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Overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.

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Reviewing the design, implementation, adequacy, and effectiveness of our internal controls and our critical accounting policies.

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Reviewing with management our annual audited financial statements, quarterly financial statements, earnings announcements, and other public announcements regarding our results of operations.

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Reviewing regulatory filings with management and our independent auditors.

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Preparing any report the SEC requires for inclusion in our annual proxy statement.

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Reviewing and approving related party transactions.

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Establishing and overseeing processes and procedures for the receipt, retention and treatment of complaints and employee submissions about accounting, internal accounting controls or audit matters.

During 2012, the Audit Committee held six meetings. Our Audit Committee currently comprises Diane B. Greene, Ann Mather (Chair), and K. Ram Shriram, each of whom is a non-employee member of our board of directors. Our board of directors has determined that each of the directors serving on our Audit Committee is independent within the meaning of the rules of the SEC and the Listing Rules of the NASDAQ Stock Market (NASDAQ).

The board of directors has determined that, based on her professional qualifications and experience described above, Ann Mather is an audit committee financial expert as defined under the rules of the SEC, and that each member of the Audit Committee is able to read and understand fundamental financial statements as required by the Listing Rules of the NASDAQ

Leadership Development and Compensation Committee

The purpose of our Leadership Development and Compensation Committee is to oversee our compensation programs. The Leadership Development and Compensation Committee’s responsibilities include:

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Reviewing and approving our general compensation strategy.

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Establishing annual and long-term performance goals for our executive officers.

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Conducting and reviewing with the board of directors an annual evaluation of the performance of our executive officers.

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Evaluating the competitiveness of the compensation of our executive officers.

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Reviewing and approving the selection of our peer companies.

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Reviewing and approving all salaries, bonuses, equity awards, perquisites, post-service arrangements, and other compensation and benefit plans for Google’s Chief Executive Officer and all other executive officers.

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Reviewing and approving the terms of any offer letters, employment agreements, termination agreements or arrangements, change in control agreements, indemnification agreements, and other material agreements between us and our executive officers, including our Executive Chairman.

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Acting as the administering committee for our stock and bonus plans and for any equity or cash compensation arrangements that may be adopted by us from time to time.

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Providing oversight for our overall compensation plans and benefit programs, monitoring trends in executive and overall compensation, and making recommendations to the board of directors with respect to improvements to such plans and programs or the adoption of new plans and programs.

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Reviewing and approving compensation programs, as well as salaries, fees, bonuses, and equity awards for the Executive Chairman and the non-employee members of the board of directors.

GOOGLE INC. | 2013 Proxy Statement   15

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Reviewing plans for the development, retention, and succession of our executive officers.

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Reviewing executive education and development programs.

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Monitoring total equity usage for compensation and establishing appropriate equity dilution levels.

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Reviewing and discussing with management the annual Compensation Discussion and Analysis (CD&A) disclosure and the related tabular presentations regarding named executive officer compensation and, based on this review and discussions, making a recommendation to include the CD&A disclosure and the tabular presentations in our annual public filings.

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Preparing and approving the annual Leadership Development and Compensation Committee Report to be included in our annual public filings.

During 2012, the Leadership Development and Compensation Committee held six meetings and acted by written/electronic consent 31 times. Our Leadership Development and Compensation Committee currently comprises L. John Doerr and Paul S. Otellini (Chair), each of whom is a non-employee member of our board of directors. Each member of our Leadership Development and Compensation Committee is an “outside” director as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (Code), and a “non-employee” director within the meaning of Rule 16b-3 of the Exchange Act. Our board of directors has determined that each of the directors serving on our Leadership Development and Compensation Committee is independent as defined in the Listing Rules of NASDAQ.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s purpose is to assist our board of directors in identifying individuals qualified to become members of our board of directors consistent with criteria set by our board of directors, to oversee the evaluation of the board of directors and management, and to develop and update our corporate governance principles. The Nominating and Corporate Governance Committee’s responsibilities include:

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Evaluating the composition, size, organization, and governance of our board of directors and its committees, determining future requirements, and making recommendations regarding future planning, the appointment of directors to our committees, and the selection of chairs of these committees.

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Periodically reviewing and approving compensation programs for non-employee members of our board of directors in conjunction with the Leadership Development and Compensation Committee.

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Reviewing and recommending to our board of directors director independence determinations made with respect to continuing and prospective directors.

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Reviewing and recommending to our board of directors Section 16 officer determinations with respect to our executive officers.

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Establishing a policy for considering director nominees for election to our board of directors.

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Recommending ways to enhance communications and relations with our stockholders.

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Evaluating and recommending candidates for election to our board of directors, including nominees recommended by stockholders.

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Overseeing our board of directors’ performance and self-evaluation process and developing continuing education programs for our directors.

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Evaluating and recommending to the board of directors termination of service of individual members of the board of directors as appropriate, in accordance with governance principles, for cause or for other proper reasons.

During 2012, the Nominating and Corporate Governance Committee held five meetings and acted by written/electronic consent once. Our Nominating and Corporate Governance Committee currently comprises John L. Hennessy (Chair) and Shirley M. Tilghman, each of whom is a non-employee member of our board of directors. Our board of directors has determined that each of the directors serving on our Nominating and Corporate Governance Committee is independent as defined in the Listing Rules of NASDAQ.

Acquisition Committee

The Acquisition Committee serves as an administrative committee of the board of directors to review and approve certain investment, acquisition, and divestiture transactions proposed by management. During 2012, the Acquisition Committee acted by written/electronic consent four times. Our Acquisition Committee currently comprises Eric (Chair), Larry, Sergey, and K. Ram Shriram.

GOOGLE INC. | 2013 Proxy Statement   16

Executive Committee

The Executive Committee serves as an administrative committee of the board of directors to act upon and facilitate the consideration by senior management and the board of directors of certain high-level business and strategic matters. During 2012, the Executive Committee acted by written/electronic consent seven times. Our Executive Committee currently comprises Eric (Chair), Larry, and Sergey.

Director Independence

The board of directors has adopted independence standards that mirror exactly the criteria specified by applicable laws and regulations of the SEC and the Listing Rules of NASDAQ. The board of directors has determined that each of the director nominees standing for election, except Larry, Sergey, and Eric, is an independent director under these standards. In determining the independence of our directors, the board of directors considered all transactions in which we and any director had any interest, including those discussed under “Certain Relationships and Related Transactions” on pages 25-26 of this proxy statement, transactions involving payments made by us to companies in the ordinary course of business where L. John Doerr, Diane B. Greene, John L. Hennessy, Ann Mather, Paul S. Otellini, or K. Ram Shriram serve on the board of directors or as a member of the executive management team of the other company, and transactions involving payments made by us to educational institutions with which John L. Hennessy and Shirley M. Tilghman are affiliated.

Compensation Committee Interlocks and Insider Participation

During 2012, Paul S. Otellini and L. John Doerr served on the Leadership Development and Compensation Committee. None of the members of the Leadership Development and Compensation Committee has been an officer or employee of Google. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our board of directors or the Leadership Development and Compensation Committee.

Consideration of Director Nominees

Stockholder Recommendations and Nominees

The Nominating and Corporate Governance Committee considers properly submitted recommendations for candidates to the board of directors from stockholders. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of experience, knowledge, integrity, and capability on the board of directors and to address the membership criteria set forth under “Director Selection Process and Qualifications” below. Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and Google within the last three years, at least three personal references, a statement of recommendation of the candidate from the stockholder, a description of our shares beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the board of directors, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations to the board of directors should be sent to:

Google Inc. Attn: Corporate Secretary 1600 Amphitheatre Parkway Mountain View, California 94043	corporatesecretary@google.com

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In addition, our bylaws permit stockholders to nominate directors for consideration at an annual meeting. For a description of the process for nominating directors in accordance with our bylaws, see “Questions and Answers about the Proxy Materials and the Annual Meeting—Question 27. What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?” on page 8 of this proxy statement.

Director Selection Process and Qualifications

Our Nominating and Corporate Governance Committee will evaluate and recommend candidates for membership on the board of directors consistent with criteria established by our board of directors in our policy with regard to the selection of director nominees. Pursuant to this policy, the Nominating and Corporate Governance Committee screens candidates and evaluates the qualifications of the persons nominated by or recommended by our stockholders. The Nominating and Corporate Governance Committee recommends director nominees who are ultimately approved by the full board of directors.

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for directors. Our Nominating and Corporate Governance Committee regularly assesses the appropriate size and composition of the board of directors, the needs of the board of directors and the respective committees of the board of directors, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Corporate Governance Committee through stockholders, management, current members of the board of directors, or search firms. The evaluation of these candidates may be based solely upon information provided to the committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including the use of third parties to review candidates. The Nominating and Corporate Governance committee may, at Google’s expense, retain search firms, consultants and other advisors to identify, screen and/or evaluate candidates.

When considering a potential non-incumbent candidate, the Nominating and Corporate Governance Committee will factor into its determination the following qualities, among others: integrity, professional reputation and strength of character, educational background, knowledge of our business, diversity of professional experience, including whether the person is a current or former chief executive officer or chief financial officer of a public company or the head of a division of a large international organization, and ability to represent the best interests of our stockholders and to provide practical insights and diverse perspectives. Additionally, due to the global and complex nature of our business, our board of directors believes it is important to consider diversity of race, ethnicity, gender, age, education, cultural background, and professional experiences in evaluating board candidates, although our policy does not prescribe specific standards for diversity. Candidates also are evaluated in light of our other policies, such as those relating to independence and service on other boards, as well as considerations relating to the size, structure and needs of our board of directors. As part of its consideration of director succession, our board of directors and the Nominating and Corporate Governance Committee monitor whether the directors as a group meet the criteria for the composition of the board of directors, including overall diversity of perspective and experience.

Our board of directors is composed of a diverse group of leaders in their respective fields. Many of the current directors have senior leadership experience at major domestic and international companies. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, leadership development, and international business experience. Most of our directors also have experience serving on boards of directors and board committees of other public companies, and have an understanding of corporate governance practices and trends, different business processes, challenges, and strategies. Other directors have experience as presidents or trustees of significant academic, research, and philanthropic institutions, which brings unique perspectives to the board of directors. Further, our directors also have other experience that makes them valuable members, such as entrepreneurial experience and experience developing technology or managing technology companies, which provides insight into strategic and operational issues faced by us.

The Nominating and Corporate Governance Committee and the board of directors believe that the above-mentioned attributes, along with the leadership skills and other experiences of our board members described below, provide us with a diverse range of perspectives and judgment necessary to guide our strategies and monitor their execution.

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Larry Page

•

Business leadership, operational experience, and experience developing technology as co-founder of Google and its Chief Executive Officer.

•

In-depth knowledge of the technology sector and experience in developing transformative business models.

Sergey Brin

•

Business leadership, operational experience, and experience developing technology as co-founder of Google.

•

In-depth knowledge of the technology sector and experience in developing transformative business models.

Eric E. Schmidt

•

Global business leadership as former Chief Executive Officer of Google and former chairman and Chief Executive Officer of Novell, Inc.

•

Outside board experience as a director of Novell, Inc., Apple Inc., and Siebel Systems, Inc.

•

Experience developing technology as former chief technology officer at Sun Microsystems, Inc. and a member of the research staff at Xerox Palo Alto Research Center.

L. John Doerr

•

Global business leadership as a general partner of Kleiner Perkins Caufield & Byers.

•

Extensive financial and investment expertise as a venture capitalist.

•

In-depth knowledge of the technology sector and visionary in the industry.

•

Outside board experience as a director of Amazon.com, Inc., Amyris, Inc., Move, Inc. and Zynga, Inc.

Diane B. Greene

•

Global business leadership as former Chief Executive Officer and President of VMware, Inc.

•

Insights as a successful technology entrepreneur.

•

In-depth knowledge of cloud computing and software as a service business.

•

Outside board experience as a director of Intuit Inc. and VMware, Inc.

John L. Hennessy

•

Leadership and management experience as President of Stanford University.

•

Outside board experience as a director of Cisco Systems, Inc. and Atheros Communications, Inc.

•

Experience developing technology businesses as co-founder of MIPS Technologies, Inc. and Atheros Communications, Inc., and chief architect of Silicon Graphics Computer Systems, Inc.

Ann Mather

•

Global business leadership as Executive Vice President and Chief Financial Officer of Pixar.

•

Knowledge of complex global business and financial matters.

•

Outside board experience as a director of Central European Media Enterprises Group, Glu Mobile Inc., MoneyGram International, Inc., Netflix, Inc., and Solazyme, Inc.

Paul S. Otellini

•

Global business leadership as President and Chief Executive Officer of Intel Corporation.

•

Valuable experience in addressing issues ranging from corporate strategy, operational excellence, governance, and sales and marketing.

•

In-depth knowledge of the technology sector.

•

Outside board experience as a director of Intel Corporation.

K. Ram Shriram

•

Global business leadership as founder and managing partner of Sherpalo Ventures, Vice President of Business Development at Amazon.com, Inc., President of Junglee Corporation, and member of the executive team of Netscape Communications Corporation.

•

Extensive financial and investment expertise as a venture capitalist.

•

Experience as a trustee of Stanford University.

•

Outside board experience as a director of several private companies.

Shirley M. Tilghman

•

Leadership experience as President of Princeton University.

•

Valuable organizational and operational management skills.

•

Trustee of non-profit organizations (Leadership for a Diverse America, Carnegie Endowment for International Peace, and the King Abdullah University of Science and Technology).

Management Succession Planning

One of our board of directors’ principal duties is to review management succession planning. The Leadership Development and Compensation Committee reviews at least annually and recommends to the full board of directors plans for the development, retention, and replacement of executive officers, including the Chief Executive Officer, of Google. Additionally, the Leadership Development and Compensation Committee and the Nominating and Corporate Governance Committee of our board directors are jointly responsible for overseeing the risks and exposures associated with management succession planning.

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Our board of directors believes that the directors and the Chief Executive Officer should collaborate on succession planning and that the entire board should be involved in the critical aspects of the management succession planning process, including establishing selection criteria that reflect our business strategies, identifying and developing internal candidates to ensure the continuity of our culture, and making key management succession decisions.

Management succession is regularly discussed by the directors in board meetings and in executive sessions of the board of directors. Directors become familiar with potential successors for key management positions through various means, including regular organization and talent reviews, presentations to the board, and informal meetings.

Board’s Role in Risk Oversight

The board of directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant committees of the board. These committees then provide oral reports to the full board. The oversight responsibility of the board and its committees is enabled by management reporting processes that are designed to provide visibility to the board about the identification, assessment, and management of critical risks and management’s risk mitigation strategies. These areas of focus include strategic, operational, financial and reporting, succession and compensation, compliance, and other risks. The board of directors and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets in executive session with key management personnel and representatives of outside advisors as required.

Board/Committee	Primary Areas of Risk Oversight
Full Board

Strategic, financial and execution risks and exposures associated with our business strategy, product innovation and sales road map, policy matters, significant litigation and regulatory exposures, and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, acquisitions and divestitures.

Audit Committee

Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, investment guidelines and credit and liquidity matters, Google’s programs and policies relating to legal compliance and strategy, merger and acquisition activities, and our operational infrastructure, particularly reliability, business continuity, capacity, security, and data privacy.

Leadership Development and Compensation Committee	Risks and exposures associated with leadership assessment, management succession planning, and executive compensation programs and arrangements, including incentive plans.
Nominating and Corporate Governance Committee	Risks and exposures associated with director and management succession planning, corporate governance, and overall board effectiveness.
Acquisition and Executive Committees	Risks and exposures associated with Google’s merger and acquisition activities and related integration matters.

Executive Sessions

Executive sessions of independent directors are held in connection with each regularly scheduled board of directors meeting and at other times as necessary, and are chaired by the Lead Independent Director. The board of directors’ policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and other non-independent directors. The committees of the board of directors also generally meet in executive session at the end of each committee meeting, except for meetings of the Acquisition Committee and the Executive Committee as these committees have only one or no independent directors.

Outside Advisors

Our board of directors and each of its committees may retain outside advisors, legal counsel, and consultants of their choosing at our expense. The board of directors and its committees need not obtain management’s consent to retain such outside advisors, legal counsel, and consultants.

GOOGLE INC. | 2013 Proxy Statement   20

Board Effectiveness

Our board of directors performs an annual self-assessment, led by the Lead Independent Director, to evaluate its effectiveness in fulfilling its obligations.

Communications with the Board of Directors

Stockholders may contact the board of directors about bona fide issues or questions about Google by sending an email or by writing to the Corporate Secretary as follows:

Google Inc. Attn: Corporate Secretary 1600 Amphitheatre Parkway Mountain View, California 94043	directors@google.com

Any matter intended for the board of directors, or for any individual member or members of the board of directors, should be directed to the email address or street address noted above, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to the Corporate Secretary for forwarding to the board of directors or specified member or members will be forwarded in accordance with the stockholder’s instructions.

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COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 8, 2013, concerning, except as indicated by the footnotes below:

•

Each person whom we know beneficially owns more than 5% of our Class A common stock or Class B common stock.

•

Each of our directors and nominees for the board of directors.

•

Each of our named executive officers (see the section titled “Executive Compensation” in this proxy statement).

•

All of our directors and executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Google Inc., 1600 Amphitheatre Parkway, Mountain View, California 94043.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 270,987,899 shares of Class A common stock and 60,722,225 shares of Class B common stock outstanding at April 8, 2013. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to stock options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 8, 2013, and Class A common stock issuable upon the vesting of Google restricted stock units (GSUs) within 60 days of April 8, 2013, to be outstanding ignoring the withholding of shares of common stock to cover applicable taxes. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. GSUs entitle the beneficial owner to receive one share of Class A common stock for each share underlying the GSU as the GSU vests. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Shares Beneficially Owned				% Total Voting Power(1)
	Class A Common Stock		Class B Common Stock
	Shares	%	Shares	%
Executive Officers and Directors
Larry Page	85,000	*	24,901,089	41.0	28.4
Sergey Brin	8,420	*	24,362,836	40.1	27.7
Eric E. Schmidt(2)	275,536	*	6,604,758	10.9	7.6
Patrick Pichette(3)	14,032	*	—	—	*
Nikesh Arora(4)	44,300	*	—	—	*
David C. Drummond(5)	88,657	*	22,332	*	*
L. John Doerr(6)	149,678	*	1,222,186	2.0	1.4
Diane B. Greene(7)	740	*	—	—	*
John L. Hennessy(8)	6,323	*	—	—	*
Ann Mather(9)	12,810	*	—	—	*
Paul S. Otellini(10)	6,030	*	—	—	*
K. Ram Shriram(11)	142,887	*	—	—	*
Shirley M. Tilghman(12)	7,242	*	—	—	*
All executive officers and directors as a group(13) (13 persons)	841,655	*	57,113,201	94.1	65.1
Other > 5% Security Holders
Entities affiliated with BlackRock(14)	14,768,772	5.4	—	—	1.7
Entities affiliated with Fidelity(15)	18,136,329	6.7	—	—	2.1

GOOGLE INC. | 2013 Proxy Statement   22

(1)

Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, voting together as a single class. Each holder of Class B common stock is entitled to 10 votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis upon written notice to the transfer agent.

(2)

Includes 98,496 shares of Class A common stock issuable upon exercise of stock options that are fully vested and exercisable; 7,577 shares of Class A common stock issuable upon exercise of stock options that are exercisable within 60 days of April 8, 2013; 5,682 shares of Class A common stock issuable upon vesting of GSUs within 60 days of April 8, 2013; 139,496 shares of Class A common stock held by the Schmidt Family Foundation; 210,982 shares of Class B common stock held by the Schmidt Investments LP; 1,074,844 shares of Class B common stock held by the Schmidt Investments LP Fund 2; and 4,124,623 shares of Class B common stock held by the Schmidt Family Living Trust.

(3)

Includes 4,773 shares of Class A common stock issuable upon exercise of stock options that are fully vested and exercisable; 3,349 shares of Class A common stock issuable upon exercise of stock options that are exercisable within 60 days of April 8, 2013; and 1,859 shares of Class A common stock issuable upon vesting of GSUs within 60 days of April 8, 2013.

(4)

Includes 37,055 shares of Class A common stock issuable upon exercise of stock options that are fully vested and exercisable; 3,293 shares of Class A common stock issuable upon exercise of stock options that are exercisable within 60 days of April 8, 2013; and 3,758 shares of Class A common stock issuable upon vesting of GSUs within 60 days of April 8, 2013.

(5)

Includes 79,731 shares of Class A common stock issuable upon exercise of stock options that are fully vested and exercisable; 1,637 shares of Class A common stock issuable upon exercise of stock options that are exercisable within 60 days of April 8, 2013; 923 shares of Class A common stock issuable upon vesting of GSUs within 60 days of April 8, 2013; and 2,090 shares of Class A common stock held by David’s spouse.

(6)

Includes 167 shares of Class A common stock issuable upon vesting of GSUs within 60 days of April 8, 2013; 18,656 shares of Class A common stock held by The Austin 1999 Trust; 18,656 shares of Class A common stock held by The Hampton 1999 Trust; 110,351 shares of Class A common stock held by The Benificus Foundation; and 1,222,186 shares of Class B common stock held by Vallejo Ventures Trust. John is trustee of The Austin 1999 Trust and The Hampton 1999 Trust and has voting and investment authority over the shares held by these trusts. John disclaims any pecuniary interest in these trusts. John is an officer and trustee of the Benificus Foundation and shares the investment authority over the shares held by the foundation. John disclaims any pecuniary interest in the foundation. John is a trustee of Vallejo Ventures Trust and shares voting and investment authority over the shares held by such trust. The address for all entities affiliated with L. John Doerr is c/o Kleiner Perkins Caufield & Byers, 2750 Sand Hill Road, Menlo Park, California 94025.

(7)

Includes 82 shares of Class A common stock issuable upon vesting of GSUs within 60 days of April 8, 2013; 123 shares of Class A common stock held by the Green/Rosenblum Family 2004 Trust; 11 shares of Class A common stock held by the Nathan Greene Rosenblum Irrevocable Trust; and 11 shares of Class A common stock held by the Mara Rosenblum Greene Irrevocable Trust. Diane is a trustee of each of these trusts and has voting and investment authority over the shares held by these trusts.

(8)

Includes 167 shares of Class A common stock issuable upon vesting of GSUs within 60 days of April 8, 2013; and 4,308 shares of Class A common stock held by the Hennessy 1993 Revocable Trust. John is a trustee of the Hennessy 1993 Revocable Trust and has voting and investment authority over the shares held by the trust.

(9)

Includes 12,000 shares of Class A common stock issuable upon exercise of stock options that are fully vested and exercisable; and 109 shares of Class A common stock issuable upon vesting of GSUs within 60 days of April 8, 2013.

(10)

Includes 167 shares of Class A common stock issuable upon vesting of GSUs within 60 days of April 8, 2013; and 5,863 shares of Class A common stock held by The Otellini Trust. Paul is a trustee of The Otellini Trust and has voting and investment authority over the shares held by the trust.

(11)

Includes 53 shares of Class A common stock issuable upon vesting of GSUs within 60 days of April 8, 2013; 63,041 shares of Class A common stock held by Ram’s spouse; and 16,884 shares of Class A common stock held by Janket Ventures Limited Partnership. Ram has voting and investment authority over the shares held by Janket Ventures Limited Partnership.

(12)

Includes 2,000 shares of Class A common stock issuable upon exercise of stock options that are fully vested and exercisable; and 104 shares of Class A common stock issuable upon vesting of GSUs within 60 days of April 8, 2013.

(13)

Includes 578,673 shares of Class A common stock; 234,055 shares of Class A common stock issuable upon exercise of stock options that are fully vested and exercisable; 15,856 shares of Class A common stock issuable upon exercise of stock options that are exercisable within 60 days of April 8, 2013; and 13,071 shares of Class A common stock issuable upon vesting of GSUs within 60 days of April 8, 2013.

(14)

Based on the most recently available Schedule 13G/A filed with the SEC on February 8, 2013 by BlackRock, Inc. BlackRock, Inc., an investment adviser, has sole voting and dispositive power with respect to the shares. The address for BlackRock, Inc. is 40 East 52nd Street, New York, New York, 10022.

(15)

Based on the most recently available Schedule 13G/A filed with the SEC on February 14, 2013 by FMR LLC. Includes 16,286,097 shares of Class A common stock beneficially owned by Fidelity Management & Research Company (Fidelity) in its capacity as an investment adviser; 83,147 shares of Class A common stock beneficially owned by Fidelity Management Trust Company, in its capacity of an investment manager of institutional accounts; 51,477 shares of Class A common stock beneficially owned by Strategic Advisers, Inc., in its capacity as an investment adviser; 229,793 shares of Class A common stock beneficially owned by Pyramis Global Advisors, LLC (PGALLC) in its capacity as an investment adviser; 539,554 shares of Class A common stock beneficially owned by Pyramis Global Advisors Trust Company (PGATC) in its capacity of an investment manager of institutional accounts; 946,261 shares of Class A common stock beneficially owned by FIL Limited (FIL) in its capacity of an investment adviser and manager of non-U.S. investment companies and certain institutional investors. Fidelity, Fidelity Management Trust Company, and Strategic Advisers, Inc. are wholly owned subsidiaries of FMR LLC, a parent holding company. FIL operates as an entity independent of FMR LLC. PGALLC and PGATC are indirect wholly owned subsidiaries of FMR LLC. Edward C. Johnson 3d, Chairman of FMR LLC, and members of his family, directly or through trusts, own approximately 49% of the voting power of FMR LLC. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock. While the percentage of total voting power represented by these shares may fluctuate as a result of changes in the total number of shares of FIL voting stock outstanding from time to time, it normally represents more than 25% and less than 50% of the voting power of FIL. According to the same Schedule 13G/A, FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the beneficial ownership of securities beneficially owned by the other corporation. However, FMR LLC reports that it filed the Schedule 13G/A on a voluntary basis as if all of the shares were beneficially owned by FMR LLC and FIL on a joint basis. The address of FMR LLC, Fidelity, Fidelity Management Trust Company and Strategic Advisers, Inc. is 82 Devonshire Street, Boston, Massachusetts 02109. The address of FIL is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda. The address of PGALLC and PGATC is 900 Salem Street, Smithfield, Rhode Island, 02917.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our Class A and Class B common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe that, during 2012, our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements, with the exceptions noted below.

•

A late Form 4 report was filed for Eric E. Schmidt on March 28, 2012 to report (a) the sale of 3,199 shares of Class A common stock by the Schmidt Family Foundation on February 23, 2012; and (b) the conversion of 6,000 shares of Class B common stock held by the Schmidt Investments LP Fund 2 into 6,000 shares of Class A common stock, and the subsequent gift of such shares by the Schmidt Investments LP Fund 2 to the Schmidt Family Foundation on March 21, 2012.

In making these statements, we have relied upon examination of the copies of Forms 3, 4, and 5, and amendments to these forms, provided to us and the written representations of our directors, executive officers, and 10% stockholders.

GOOGLE INC. | 2013 Proxy Statement   24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy and Procedure

Our Related Party Transactions Policy provides that we will only enter into or ratify a transaction with a related party when our board of directors, acting through the Audit Committee, determines that the transaction is in the best interests of Google and our stockholders.

For the purposes of this policy, a related party means:

•

a member of the board of directors (or a nominee to the board of directors);

•

an executive officer;

•

any person who is known to be the beneficial owner of more than 5% of any class of our securities;

•

any immediate family member of any of the persons listed above; or

•

any firm, corporation, partnership, or other entity in which any of the persons listed above is employed (or is a general partner or principal or in a similar position) or in which any of the persons listed above has a 5% or greater beneficial ownership interest.

We review all known relationships and transactions in which Google and our directors, executive officers, and significant stockholders or their immediate family members are participants to determine whether such persons have a direct or indirect interest. Our legal staff, in consultation with our finance team, is primarily responsible for developing and implementing processes and controls to obtain information regarding our directors, executive officers, and significant stockholders with respect to related party transactions and then determining, based on the facts and circumstances, whether Google or a related party has a direct or indirect interest in these transactions. On a periodic basis, the legal and finance teams review all transactions involving payments between Google and any company that has a Google executive officer or director as an officer or director. In addition, our directors and executive officers are required to notify us of any potential related party transactions and provide us with the information regarding such transactions.

If our legal department determines that a transaction is a related party transaction, the Audit Committee must review the transaction and either approve or disapprove it. If advance approval of a transaction is not feasible, the chair of the Audit Committee may approve the transaction and the transaction may be ratified by the Audit Committee in accordance with the Related Party Transactions Policy. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account all of the relevant facts and circumstances available to it, including, among any other factors it deems appropriate:

•

the benefits to us of the transaction;

•

the nature of the related party’s interest in the transaction;

•

whether the transaction would impair the judgment of a director or executive officer to act in the best interests of Google and our stockholders;

•

the potential impact of the transaction on a director’s independence; and

•

whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.

Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval of the transaction.

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Related Party Transactions

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Corporate Use of Personal Aircraft

Eric beneficially owns 100% of one aircraft and 33% of another aircraft, both of which are used by Eric and our other executive officers from time to time for business trips. The reimbursement rate for use of these aircraft is $7,500 per hour. The board of directors approved this hourly reimbursement rate based upon a competitive analysis of comparable chartered aircraft and which our board of directors determined was at or below market rates for the charter of similar aircraft. In 2012, we used these aircraft for business-related travel services for certain of our executive officers, including Eric, and we reimbursed Eric approximately $410,000. Due to the fact that the $7,500 hourly costs paid for the use of these aircraft is less than the actual operational costs incurred by Eric as owner of these aircraft, Eric does not profit from the use of these aircraft.

Payments to Stanford University

In 2012, we paid approximately $3.5 million to Stanford University. Of this amount, approximately $3.4 million primarily represented donations for scholarships and other philanthropic endeavors and approximately $80,000 related to the license by Stanford of patents to Google. Pursuant to Stanford’s standard royalty arrangements with its students who develop patents in the course of their studies at Stanford, Stanford shares a portion of the royalty revenues associated with some of these patent licenses with Larry Page, our co-founder, Chief Executive Officer and a member of our board of directors, and Sergey Brin, our co-founder and member of our board of directors. John L. Hennessy, President of Stanford University, is a member of our board of directors. In addition, K. Ram Shriram, another member of our board of directors, serves on the Stanford University board of trustees. Neither John nor Ram has a material interest in any of the transactions described above.

Investment in 23andMe

In December 2012, Google Ventures invested approximately $1.5 million in the Series D preferred stock financing of 23andMe, Inc., a privately-held personal genetics company dedicated to helping individuals understand their genetic information through DNA analysis technologies and web-based interactive tools. Google Ventures made its investment in the Series D preferred stock financing of 23andMe pursuant to existing rights to purchase a pro rata share of new securities issued by 23andMe.

Google Inc. is the sole limited partner of Google Ventures. We, directly or through Google Ventures, have previously invested approximately $10.2 million in the Series A, B, and C preferred stock financings of 23andMe. In June 2009, we also entered into a lease agreement with 23andMe under which 23andMe leases office space from us. An independent real estate appraiser reviewed the terms and conditions of the lease with 23andMe.

Anne Wojcicki, Chief Executive Officer and Co-Founder of 23andMe, and a stockholder and member of its board of directors, is married to Sergey. As of April 8, 2013, Sergey beneficially owned approximately 7.3% of Google’s outstanding capital stock, which represented approximately 27.7% of the voting power of Google’s outstanding capital stock. Sergey and Anne collectively hold more than 10% of 23andMe’s outstanding capital stock, and invested approximately $20.0 million in 23andMe’s Series D preferred stock financing.

Investments in Certain Private Companies in 2012

Google Ventures directly invested an aggregate of approximately $51.8 million in certain private companies in 2012, in which Kleiner Perkins Caufield & Byers was a co-investor or existing investor. KPCB Holdings, Inc., as nominee for certain funds of Kleiner Perkins Caufield & Byers and several of the managers of the fund, holds more than 10% of the outstanding shares of such private companies. L. John Doerr, who is a member of our board of directors, is a managing director/member of the managing members of those funds and the general partner of the general partners of certain Kleiner Perkins Caufield & Byers funds.

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DIRECTOR COMPENSATION

Board Compensation Arrangements for Non-Employee Directors

Google’s director compensation program is designed to enable continued attraction and retention of highly qualified non-employee directors by ensuring that our director compensation is in line with compensation offered by our peer companies (identified in Section 3 of the “Compensation Discussion and Analysis” under “Executive Compensation” on page 29 of this proxy statement) that compete with us for director talent. The program is designed to address the time, effort, expertise, and accountability required of active board membership. The Nominating and Corporate Governance Committee and the Leadership Development and Compensation Committee of our board of directors believe that annual compensation for non-employee directors should generally consist of both a cash component, designed to compensate members for their service on the board of directors and its committees, and an equity component, designed to align the interests of directors and stockholders and, by vesting over time, to create an incentive for continued service on the board. The Nominating and Corporate Governance Committee and the Leadership Development and Compensation Committee review the compensation programs for non-employee directors on an annual basis.

We did not make any changes to our standard compensation arrangements and practices for non-employee directors in 2012. Larry, Sergey, and Eric are our employee directors. Larry and Sergey did not receive any compensation for their services as members of our board of directors in 2012. Please see the section titled “Executive Compensation” for more information about compensation paid to Eric, who serves as the Executive Chairman of the Board of Directors.

Our standard compensation arrangement for non-employee directors consists of an annual $350,000 GSU grant and an annual $75,000 cash retainer. GSUs are restricted stock unit awards relating to our Class A common stock that vest, and are paid out, in installments. In addition, a $25,000 annual cash retainer is paid to the Audit Committee chairperson. The annual GSU grants are made, and the annual cash retainers are paid, on the first Wednesday of the month following each annual meeting of stockholders.

We calculate the exact number of GSUs comprising the equity awards by dividing the target dollar value of the award by the closing price of Google’s Class A common stock on the day prior to grant and rounding up to the nearest whole share. GSUs awarded to sitting directors vest monthly over four years with no cliff, subject to continued service on our board of directors through the applicable vesting dates. All GSUs are granted under, and are subject to the terms and conditions of, our 2004 Stock Plan and its related grant agreements.

We reimburse our directors for reasonable out-of-pocket expenses in connection with attendance at board of directors and committee meetings.

In 2012, we awarded our standard ongoing compensation arrangement to each of our non-employee directors (prorated for Diane B. Greene based upon the time between the effective date of Diane’s appointment and the date of the 2012 Annual Meeting of Stockholders). Diane was appointed to serve as a member of our board of directors and the Audit Committee effective January 12, 2012. In connection with her appointment, she received our standard initial compensation arrangement for new non-employee directors consisting of a $1,000,000 GSU grant (1,724 GSUs) made on February 1, 2012 (the first Wednesday of the month following her appointment). These GSUs vest at the rate of 1/4th on the 25th day of the month in which the grant’s first anniversary occurs, and an additional 1/48th will vest on the 25th day of each month thereafter, subject to continued service on our board of directors through the applicable vesting dates.

Following the Annual Meeting, all of our non-employee directors will receive Google’s standard compensation arrangement for non-employee directors described above.

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Compensation for 2012

The following table summarizes compensation paid to non-employee directors during 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
L. John Doerr(2)	75,000	343,856	418,856
Diane B. Greene(3)	31,522	1,145,862	1,177,384
John L. Hennessy(4)	75,000	343,856	418,856
Ann Mather(5)	100,000	343,856	443,856
Paul S. Otellini(6)	75,000	343,856	418,856
K. Ram Shriram(7)	75,000	343,856	418,856
Shirley M. Tilghman(8)	75,000	343,856	418,856

(1)

The amounts in the stock awards column reflect the aggregate grant date fair value of GSUs granted to directors in 2012 calculated in accordance with FASB ASC Topic 718. The grant date fair value of each GSU granted to the non-employee directors on July 11, 2012 (GSU grant following the 2012 Annual Meeting of Stockholders) was $571.19. The grant date fair value of each GSU granted to Diane on February 1, 2012 (in connection with her appointment to our board of directors) was $580.83.

(2)

At December 31, 2012, 1,433 GSUs were outstanding.

(3)

At December 31, 2012, 1,946 GSUs were outstanding.

(4)

At December 31, 2012, 1,433 GSUs were outstanding.

(5)

At December 31, 2012, 1,403 GSUs and stock options to purchase 12,000 shares of Class A common stock were outstanding. These stock options were granted in connection with Ann’s appointment to our board of directors in 2005, and are fully vested and exercisable. Ann receives a $25,000 annual cash retainer as Audit Committee chairperson, which is in addition to the $75,000 annual cash retainer paid to all non-employee directors.

(6)

At December 31, 2012, 1,433 GSUs were outstanding.

(7)

At December 31, 2012, 953 GSUs were outstanding.

(8)

At December 31, 2012, 1,360 GSUs and stock options to purchase 4,500 shares of Class A common stock were outstanding. These stock options were granted in connection with Shirley’s appointment to our board of directors in 2005, and are fully vested and exercisable.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our CD&A includes a detailed discussion of compensation for our six named executive officers—Larry, Sergey, Eric, our Chief Financial Officer, and the two other highest paid executive officers during the fiscal year ended December 31, 2012:

Larry Page	Chief Executive Officer (CEO)
Sergey Brin	Co-Founder
Eric E. Schmidt	Executive Chairman of the Board of Directors (Executive Chairman)
Patrick Pichette	Senior Vice President and Chief Financial Officer (CFO)
Nikesh Arora	Senior Vice President and Chief Business Officer
David C. Drummond	Senior Vice President, Corporate Development, Chief Legal Officer, and Secretary

The CD&A is organized into five sections:

•

Section 1—Executive Summary

•

Section 2—Elements of Pay

•

Section 3—Determining Competitive Levels of Pay

•

Section 4—Pay Mix, Magnitude, and Leverage

•

Section 5—Other Compensation Information

Section 1—Executive Summary

As Larry and Sergey wrote in the 2004 Founders’ IPO Letter,

Our employees, who have named themselves Googlers, are everything. Google is organized around the ability to attract and leverage the talent of exceptional technologists and business people. We have been lucky to recruit many creative, principled, and hard working stars. We hope to recruit many more in the future. We will reward and treat them well. —“An Owner’s Manual” for Google’s Shareholders

In line with this philosophy, we have designed our compensation programs to support three main goals:

•

Attract and retain the world’s best talent

•

Support Google’s culture of innovation and performance

•

Align employee and stockholder interests

We pay Googlers competitively compared to other opportunities they might have in the market. We also offer competitive benefits that help Googlers and their families be healthy and happy, provide unique perks that make life and work more convenient, design compelling job opportunities aligned with our mission, and create a fun and energizing work environment.

We have a deeply rooted belief in paying for performance. Therefore, Googlers at all levels of the organization have a portion of their overall compensation tied to performance. We also aim to align employee and stockholder interests through the use of equity awards.

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Our compensation philosophy applies to all Googlers, including our named executive officers. The proportion of overall pay tied to performance increases at higher levels in the organization, reflecting an increasing impact on company performance. At senior levels in the organization, we also require our employees to maintain holdings of Google stock to ensure alignment with stockholder interests. In 2012, the Leadership Development and Compensation Committee approved increasing these stock ownership requirements to further align our executives’ interests with those of our stockholders. See page 33 of this proxy statement for a description of the revised requirements.

None of our named executive officers have any type of employment agreement or severance arrangement with us.

Larry and Sergey have voluntarily elected to receive only nominal cash compensation. As significant stockholders, a large portion of their personal wealth is tied directly to Google’s stock price performance, which provides direct alignment of their interests with stockholder interests.

In addition to compensation practices, we regularly review Google’s organizational decisions, provide guidance, and make suggestions to improve them in accordance with the charter of the Leadership Development and Compensation Committee (available at http://investor.google.com/corporate/board-committees-leadership.html).

Section 2—Elements of Pay

We offer fixed pay (i.e., base salary) and a variable pay opportunity (i.e., cash bonuses, equity awards) to almost all Googlers, including our named executive officers.

Fixed Pay

We use base salary to provide Googlers, including our named executive officers, with a steady income in line with their skill set and on par with other job opportunities available to them.

Upon reviewing the pay practices of our talent competitors and the compensation preferences of our employees, we continue to believe that highly-competitive salaries are important for attracting and retaining great talent.

Pay-for-Performance and Variable Pay

We also grant variable pay to Googlers in the form of annual cash bonuses and equity awards based on performance. Annual cash bonuses provide a short-term incentive linked to individual and company performance. Equity awards are determined based on individual performance and provide a long-term link to the performance of the company through Google’s stock price.

For our named executive officers, we assess performance for purposes of determining annual cash bonuses and equity awards in two ways: (1) a qualitative individual performance appraisal and (2) an evaluation of Google’s company-wide operational performance.

In 2012, the Leadership Development and Compensation Committee approved moving to a fully-discretionary model for determining annual cash bonuses for our named executive officers. Annual cash bonuses will no longer be contingent on attainment of pre-established metrics or performance objectives, but will continue to be based on individual and company performance indicators including, but not limited to, each executive’s effectiveness at achieving Larry’s goals for the company. Annual cash bonuses will also continue to be subject to a cap determined at the beginning of each fiscal year by the Leadership Development and Compensation Committee. See “Cash Incentives” under Section 4 for additional details on the change.

These annual cash bonuses do not meet the requirements of “qualified performance-based compensation” under Section 162(m) of the Code and therefore each such bonus will not be deductible by the company to the extent that it, when combined with other 2012 compensation for the applicable named executive officer that does not meet such requirements, exceeds $1,000,000. In determining whether to move to a fully-discretionary bonus model, the Leadership Development and Compensation Committee considered a number of factors, including that fully-discretionary bonuses would not be deductible under Section 162(m), and it ultimately concluded that the move to a fully-discretionary bonus model was appropriate and in the best interests of the company. The Leadership Development and Compensation Committee does not believe that compensation decisions should be constrained necessarily by how much compensation is deductible for federal income tax purposes, or that it should be limited to paying compensation only to the extent that it complies with Section 162(m). See “Deductibility of Executive Compensation” under Section 5 for additional details on this change.

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Role of Individual Performance

At the beginning of each year, we set company-wide operational, strategic, and financial goals. These company-wide goals constitute one component of our performance assessment (see “Role of Company Performance” below for further details) and also serve as the foundation for the personal goals set by each Googler (in partnership with their manager). Managers review the performance of Googlers against these goals annually.

Among our named executive officers, several adopted our 2012 company goals as their own personal goals for the year, agreeing to the specifics with Larry in the first quarter of 2012. Personal performance goals for our named executive officers included measures such as:

•

Management of organizational change

•

Velocity and effectiveness of decision-making

•

Support of specific Google-wide initiatives

•

Adoption and growth of specific products

During the first quarter of 2013, Larry assessed the performance of each named executive officer (other than Sergey and Eric) against such officer’s 2012 goals. Larry provided the Leadership Development and Compensation Committee with a performance appraisal for each applicable named executive officer, which included an individual performance rating.

It is important to note that this process was subjective and qualitative. Larry and the Leadership Development and Compensation Committee did not measure performance against a predefined “scorecard,” giving fixed weights to specific individual goals or performance criteria. Instead, they considered a complete picture of what the named executive officer accomplished in 2012 – both an assessment of the last 12 months of execution and an evaluation of the foundations laid for the future.

The Leadership Development and Compensation Committee considers these appraisals in determining each applicable named executive officer’s cash bonus payout and how much equity to grant each applicable named executive officer.

This performance appraisal process applies to Patrick, Nikesh, and David. Larry and Sergey’s performance was not measured against formal performance goals as they do not receive any cash or equity compensation, other than $1 per year. Eric’s 2012 performance goals were set by the Leadership Development and Compensation Committee, which subsequently reviewed and measured Eric’s performance against them.

Role of Company Performance

The Leadership Development and Compensation Committee holds the executive management team, including our named executive officers, collectively accountable for Google’s company-wide performance (including, but not limited to, Google’s financial and operational performance and progress against company-wide strategic goals) and bases a portion of their compensation on such performance. In 2012, we used company performance as an input in deciding each named executive officer’s cash bonus payout and equity grant.

In Sections 3 and 4, we describe our named executive officer compensation levels and pay mix in detail.

Section 3—Determining Competitive Levels of Pay

For our named executive officers, we consider other potential opportunities available in the market (including a peer group of companies) and benchmark our compensation against these opportunities. Relative to these benchmarks, we set named executive officer compensation for 2012 at the levels below:

Element of Compensation	Percentile of Market
Base Salary	90th
Target Total Cash	90th to 95th
Target Equity	90th to 95th

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We use data from a peer group of companies, evaluated annually, to benchmark pay levels for our named executive officers’ current roles. Our annual peer group analysis also informs many of our other compensation policy decisions. For salary, cash incentives, and equity compensation information, we analyze the information reported in our peer companies’ SEC filings. When appropriate, we supplement publicly available data with relevant published survey sources, including surveys from Radford and Towers Watson. The Leadership Development and Compensation Committee does not utilize the services of an outside compensation consultant.

In 2012, we considered peers to be companies that met at least three of the following criteria:

•

High-technology or media company

•

Key talent competitor (e.g., Microsoft, Yahoo!, Amazon.com, eBay)

•

High-growth, with a minimum of 50% of Google’s revenues and / or headcount growth over the previous two-year period

•

$10 billion or more in annual revenues

•

$50 billion or more in market capitalization

Based on these criteria, the Leadership Development and Compensation Committee selected the following companies as peer companies for 2012:

Amazon.com, Inc.	Hewlett-Packard Company	Oracle Corporation
Apple Inc.	International Business Machines Corporation	Qualcomm, Inc.
Cisco Systems, Inc.	Intel Corporation	The Walt Disney Company
eBay, Inc.	Microsoft Corporation	Yahoo! Inc.

Yahoo! did not meet three of our five criteria in 2012. However, we chose to retain Yahoo! because it met the two most important criteria (it is a significant talent competitor and is in the high-technology industry). The nature of Yahoo!’s business is so similar to our own that the Leadership Development and Compensation Committee determined that including it in the 2012 peer group was appropriate.

While peer group analysis provides a benchmark for our named executive officers’ current roles, we also consider job opportunities our named executive officers could take if they were to leave Google. While we have not lost any named executive officer to other companies thus far, we intend to remain competitive with their potential opportunities. Therefore, we also benchmark compensation levels for our named executive officers against:

•

CEO roles at other S&P 100 companies

•

BFounder and CEO roles at startups

We review CEO compensation levels and trends across companies in the S&P 100 using SEC filings. Startup compensation benchmarking is done through internal analysis based on publicly available data on startup success rates and published survey data on startup CEO earnings.

Role of Management in Determining Compensation

Each year our CEO and CFO, together with the Leadership Development and Compensation Committee and our internal compensation team, review our executive compensation practices against our market targets and benchmark data. Our CEO then makes recommendations to the Leadership Development and Compensation Committee regarding our pay practices for executive officers, other than himself. Any changes to pay practices for our named executive officers must be approved by the Leadership Development and Compensation Committee before they are made.

Say-on-Pay

At our 2011 Annual Meeting of Stockholders held on June 2, 2011, we submitted two proposals to our stockholders regarding our executive compensation practices.

The first was an advisory vote on the 2010 compensation awarded to our named executive officers (commonly known as a “say-on-pay” vote). Our stockholders approved our 2010 named executive officer compensation with 97.5% of the shares voted in favor of this proposal.

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We believe that the outcome of our say-on-pay vote signals our stockholders’ support of our compensation approach, specifically our efforts to retain and motivate our named executive officers. In light of this stockholder support, the Leadership Development and Compensation Committee determined not to change its approach to 2011 compensation as described in our 2011 proxy statement. However, even though stockholders demonstrated overwhelming support for our compensation approach in 2011, the Leadership Development and Compensation Committee annually reevaluates our compensation practices to determine how they might be improved. To reinforce our managements’ focus on long-term shareholder value and commitment to the company, the Leadership Development and Compensation Committee approved the following changes to our named executive officer compensation practices for 2012:

•

Biennial equity awards—Beginning in 2012, equity awards to our named executive officers are made only in even-numbered years. Granting less frequently allows us to incorporate performance over a longer time period into our equity decisions. This reflects our desire for executives to take a long-term view in their decision-making. We expect that future equity awards will also have higher at-grant target values than awards made under our pre-2012 annual granting practices. As a result of these two changes, awards made to our named executive officers in 2012 had similar annualized award levels when compared to the awards made in 2011.

•

Cliff vesting of equity awards—Beginning in 2012, we changed the vesting schedule for equity awards made to our named executive officers to increase the amount of unvested equity they hold at any given time. Instead of vesting 1/48th each month over four years after an initial cliff (our previous vesting schedule for annual equity awards to our named executive officers), these awards will vest in full after a four-year cliff (i.e., 100% of the award vests after four years).

•

Increased stock ownership requirements—Beginning in April 2012, our requirements are as follows: (i) our founders, CEO, and Executive Chairman shall each own at least 20,000 issued and outstanding shares of Google stock (increased from 7,500); (ii) each Senior Vice President shall own at least 5,500 issued and outstanding shares of Google stock (increased from 2,000); and (iii) each director shall own at least 500 issued and outstanding shares of Google stock (no change).

The Leadership Development and Compensation Committee will continue to consider the outcome of say-on-pay votes when making future compensation decisions for our named executive officers.

The second proposal was a vote on the frequency of future stockholder advisory votes regarding compensation awarded to named executive officers (commonly known as a “say-when-on-pay” vote). The frequency of once every three years received the highest number of votes cast, as well as a majority of the votes cast. Based on these results, our board of directors determined that we will hold our next say-on-pay votes at the 2014 and 2017 Annual Meetings. We will hold the next say-when-on-pay vote at the 2017 Annual Meeting.

Section 4—Pay Mix, Magnitude, and Leverage

Pay Mix

Our executive officers receive the majority of their pay from performance-based elements like cash bonuses and equity awards. This is supported by market benchmarks and reflects their more direct impact on Google’s overall performance.

In 2012, our named executive officers, other than Larry, Sergey, and Eric, received 98%-99% of their total actual compensation from performance-based elements. Larry and Sergey declined to receive performance-based compensation. Eric received 83% of his total actual compensation from performance-based elements. The table below shows further 2012 pay mix details for Eric, Larry, and our other named executive officers, other than Sergey. For purposes of the table below, target compensation for 2012 includes base salary, target bonus, and the fair value of equity awards made in 2012. Actual compensation for 2012 includes base salary, the 2012 actual bonuses approved by the Leadership Development and Compensation Committee, and the fair value of equity awards made in 2012. See the “Equity” subsection below for additional detail on 2012 equity awards including annualized value of awards made in 2012. Neither target compensation nor actual compensation for 2012 includes any other compensation disclosed in the “All Other Compensation” column of our Summary Compensation Table on page 40 of this proxy statement.

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2012 TARGET COMPENSATION

Element of Compensation	Pay Mix (as percentage of total compensation)
	Chief Executive Officer	Executive Chairman	Other Named Executive Officers
Base Salary	100%	20%	2%
Target Bonus	N/A	80%	4% - 5%
Equity	N/A	0%	93% - 95%

2012 ACTUAL COMPENSATION

Element of Compensation	Pay Mix (as percentage of total compensation)
	Chief Executive Officer	Executive Chairman	Other Named Executive Officers
Base Salary	100%	17%	1% - 2%
Bonus	N/A	83%	6% - 23%
Equity	N/A	0%	75% - 92%

Base Pay

We set base salaries for our named executive officers based on their responsibilities and the trends we observe in the market (see Section 3, “Determining Competitive Levels of Pay” for further details). We review base salaries at least once a year and adjust them as needed to reflect changes in these areas.

In 2004, Larry, Sergey, and Eric asked that their base salaries each be reduced to $1 per year. Since 2005, the Leadership Development and Compensation Committee has offered them market-competitive salaries at the beginning of each year. In 2012, Larry and Sergey declined our salary offer and continued to receive base salaries of $1.

During his time as CEO, Eric declined our salary offer each year and received a base salary of $1. Eric transitioned to his current role of Executive Chairman in 2011, at which time we offered him a base salary of $1.25 million. Eric accepted this change, which became effective as of April 2011. We maintained Eric’s base salary at this level in 2012.

In 2012, Larry reviewed the market benchmarks for our other named executive officers and recommended that the Leadership Development and Compensation Committee hold salaries constant at 2011 levels. Based on this assessment, we decided to maintain base salaries for our named executive officers, other than Larry, Sergey, and Eric, at $650,000.

While we often differentiate Googlers’ salaries by role and by individual (based on performance, etc.), we pay each of our named executive officers, other than Eric, the same base salary. We set Eric’s salary at a higher level than our other named executive officers based on market benchmarks for the Executive Chairman role. Since we intend for variable pay to represent a much larger portion of total compensation (as compared to fixed base pay) for our named executive officers, other than Larry and Sergey, we instead differentiate their pay using cash bonuses and equity awards.

Cash Incentives

In 2012, the Leadership Development and Compensation Committee approved moving to a fully-discretionary model for determining annual cash bonuses for our named executive officers. Annual cash bonuses will no longer be contingent on attainment of pre-established metrics or performance objectives, but will continue to be based on individual and company performance indicators including, but not limited to, each executive’s effectiveness at achieving Larry’s goals for the company.

All of our named executive officers, other than Larry and Sergey, received annual cash bonuses based on performance in 2012. The Leadership Development and Compensation Committee offered Larry and Sergey cash awards in recognition of their performance in 2012, but as in previous years, they declined to participate in our annual cash bonus program.

In 2012, the bonus target for each participating named executive officer, other than Eric, was 250% of base salary. Eric’s bonus target was 400% of base salary.

Actual annual bonus payouts can range from zero to a maximum of $4.5 million for named executive officers, other than Eric. Given Eric’s higher salary and bonus target, his annual bonus payout can range from zero to a maximum of $6.0 million.

GOOGLE INC. | 2013 Proxy Statement   34

The Leadership Development and Compensation Committee may also pay other discretionary bonuses unrelated to our annual cash bonus program. In April 2012, the Leadership Development and Compensation Committee approved two such bonuses for Nikesh totaling $8.0 million. A $4.7 million cash payment was made to Nikesh in exchange for the cancellation of his one-time supplementary award of stock options to purchase 8,646 shares of our Class A common stock and 4,323 GSUs, granted to him on April 4, 2012, which were scheduled to fully vest on April 25, 2015. The remaining $3.3 million was a discretionary cash bonus payment.

Both payments were made after discussion with Nikesh and in light of his personal circumstances. Given the significance of Nikesh’s role at Google, the Leadership Development and Compensation Committee determined that these payments were advisable and in the best interests of the company. If Nikesh’s employment with Google terminates for any reason on or after January 1, 2013 and prior to April 25, 2015, he will be required to repay to Google, within 30 days following termination, the full $8.0 million. If Nikesh’s employment with Google had terminated on or prior to December 31, 2012, he would have been required to repay an amount equal to the $8.0 million less applicable tax withholdings.

Named Executive Officer	Annual Bonus Program and Discretionary Cash Bonus
	Annual Bonus Program ($)	Discretionary Cash Bonus ($)	Total ($)
Larry Page	—	—	—
Sergey Brin	—	—	—
Eric E. Schmidt	6,000,000	—	6,000,000
Patrick Pichette	2,800,000	—	2,800,000
Nikesh Arora	2,800,000	8,000,000	10,800,000
David C. Drummond	3,300,000	—	3,300,000

Equity

Under our 2004 Stock Plan, the Leadership Development and Compensation Committee can grant stock options, GSUs, restricted stock, and other equity awards to Googlers, including our named executive officers. Such equity awards generally have a vesting period of 48 months.

In April 2012, the Leadership Development and Compensation Committee granted equity awards to each of our named executive officers, other than Larry, Sergey, and Eric. All equity awards were reviewed and approved by the Leadership Development and Compensation Committee in accordance with the benchmarking methodology described in Section 3.

The equity awards granted to named executive officers in 2012 consisted of a mix of stock options and GSUs, in the ratio of two stock options for each GSU. This mix provides our named executive officers with upside opportunity balanced with a reliable level of earnings.

The equity awards granted to our named executive officers in 2012 were the first after adoption of our revised equity granting practices described under “Say-on-Pay” in Section 3. In light of this transition, we made two sets of equity awards to each named executive officer in 2012. The larger awards reflect the first of the awards we intend to make to our named executive officers in accordance with our revised equity granting practices. These equity awards were intended to be granted biennially and will vest fully after four years.

The second set of awards was intended to maintain stable interim cash flow levels for our named executive officers as we complete the transition to biennial granting. These awards were intended as one-time supplementary awards and will vest fully after three years.

We acknowledge that biennial equity awards may make it more difficult to communicate intended annual award levels since we are required to disclose the full at-grant value of all equity awards. Therefore, we will make it clear each time grants are made as part of this new biennial cycle and supplement our required disclosure with the intended annualized award level for each grant (see table below for 2012 equity awards).

Name	Target Value of Equity Awards Granted (in millions) ($)	Annualized Target Value of Equity Awards Granted (in millions) ($)	Number of Stock Options Granted (#)	Number of GSUs Granted (#)
Larry Page	—	—	—	—
Sergey Brin	—	—	—	—
Eric E. Schmidt	—	—	—	—
Patrick Pichette(1)(2)	40.0	22.5	69,163	34,582
Nikesh Arora(1)(2)	45.0	25.0	77,808	38,904
David C. Drummond(1)(2)	31.0	18.0	53,601	26,801

GOOGLE INC. | 2013 Proxy Statement   35

(1)

Consistent with our equity granting practice, stock options and GSUs were granted on April 4, 2012 (the first Wednesday of the month following the date on which the Leadership Development and Compensation Committee approved the awards). Patrick, Nikesh, and David received biennial equity awards with the following vesting schedule: 100% of shares vest on the 25th day of the month four years after the vesting start date (April 4, 2012), subject to continued employment with Google through such vesting date. The exact number of stock options comprising the equity award was calculated by dividing the target option grant value (which is equal to 4/9ths of the target total value of the equity award) by 40% of the closing price of our Class A common stock on April 3, 2012, which was $642.62. The exact number of GSUs comprising the equity award was calculated by dividing the target GSU grant value (which is equal to 5/9ths of the target total value of the equity award) by the closing price of our Class A common stock on April 3, 2012. All equity awards are rounded up to the nearest whole share. See the Summary Compensation Table on page 40 of this proxy statement for the aggregate grant date fair value of each option and GSU award, computed in accordance with FASB ASC Topic 718.

(2)

Consistent with our equity granting practice, stock options and GSUs were granted on April 4, 2012 (the first Wednesday of the month following the date on which the Leadership Development and Compensation Committee approved the awards). Patrick, Nikesh, and David received one-time equity awards with a target value of $5 million to maintain stable interim cash flow levels as we complete the transition to biennial granting. These one-time supplementary awards have the following vesting schedule: 100% of shares vest on the 25th day of the month three years after the vesting start date (April 4, 2012), subject to continued employment with Google through such vesting date. The exact number of stock options comprising the equity award was calculated by dividing the target option grant value (which is equal to 4/9ths of the target total value of the equity award) by 40% of the closing price of our Class A common stock on April 3, 2012, which was $642.62. The exact number of GSUs comprising the equity award was calculated by dividing the target GSU grant value (which is equal to 5/9ths of the target total value of the equity award) by the closing price of our Class A common stock on April 3, 2012. All equity awards are rounded up to the nearest whole share. Nikesh’s one-time supplementary equity awards, which were comprised of stock options to purchase 8,646 shares of Class A common stock and 4,323 GSUs, were cancelled in their entirety effective as of April 27, 2012 in exchange for a cash payment of $4.7 million, as described under “Cash Incentives” above. Excluding Nikesh’s cancelled equity awards, the Target Value of Equity Awards Granted and Annualized Target Value of Equity Awards Granted would be $40.0 million and $20.0 million. See the Summary Compensation Table on page 40 of this proxy statement for the aggregate grant date fair value of each option and GSU award, computed in accordance with FASB ASC Topic 718.

Larry and Sergey did not hold any stock options, GSUs or other contingent stock rights at the end of 2012. Larry, Sergey, and Eric requested not to be considered for additional equity awards in 2012. The Leadership Development and Compensation Committee will continue to review their compensation on an ongoing basis and may recommend future equity awards.

Section 5—Other Compensation Information

The first four sections of this CD&A were intended to describe how we think about compensation and how that affects our pay practices. Other compensation-related details that may be important considerations for our investors are discussed below.

Risk Considerations

The Leadership Development and Compensation Committee has reviewed our compensation programs for employees generally and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the company.

The Leadership Development and Compensation Committee believes that the design of our annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure that our performance is focused on long-term stockholder value creation and does not encourage the taking of short-term risks at the expense of long-term results. In general, cash bonus opportunities for our employees are capped, and we have discretion to pay smaller bonuses (or pay no bonuses) based on any factor that we determine to be appropriate in the circumstances. As with the compensation of our named executive officers, a substantial portion of the compensation for employees generally is delivered in the form of equity awards that help further align the interests of employees with those of stockholders.

The Leadership Development and Compensation Committee believes that the following risk oversight and compensation design features safeguard against excessive risk-taking:

•

The board of directors as a whole has responsibility for risk oversight. The board regularly reviews certain areas of focus of the relevant board committees. The committees regularly report on their deliberations to the board. In addition, the board reviews the strategic, financial, and execution risks and exposures associated with the financial, operational, and capital decisions that serve as inputs to our compensation programs (see page 20 of this proxy statement for additional information about the role of the board of directors in the risk oversight process).

•

As described above, the majority of compensation provided to our named executive officers is performance-based. Our named executive officers are motivated to carefully assess risks in order to protect their compensation expectations.

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•

Through discussions with our CEO, the Leadership Development and Compensation Committee gains valuable insight regarding a reasonable range of future company performance expectations. We incorporate this information when making decisions regarding annual cash bonuses and equity awards to our named executive officers

•

In order to ensure a long-term focus by management, we mitigate the incentive provided by our annual bonus program. While the performance-based cash bonuses under our annual bonus program for our named executive officers are based on our assessment of annual performance, the amount of such bonuses are based on a percentage of base salary, subject to a cap determined by the Leadership Development and Compensation Committee, and represent a small percentage of the named executive officers’ overall total compensation opportunities assuming actual bonuses are equal to target bonuses.

•

The Leadership Development and Compensation Committee takes into account individual performance when determining the amount of annual bonuses paid to named executive officers.

•

Given that a high percentage of our overall pay mix for named executive officers is equity-based:

–

We design our annual bonus program to reward focus on financial performance metrics that drive long-term stockholder value. At the same time, our use of equity awards subject to vesting conditions mitigates the potential for decisions that in isolation benefit short-term results but that may not be consistent with our long-term interests.

–

Equity awards typically vest over a four-year vesting period (for awards granted prior to 2012, 1/48th each month over four years after an initial cliff and for awards granted in 2012, cliff vesting in full after four years) to ensure our named executive officers have significant value tied to long-term stock price performance.

–

Our named executive officers are subject to stock ownership requirements, which were increased in 2012, as detailed below. This ensures that each named executive officer will hold a significant amount of our equity to further align their interests with those of our stockholders over the long term.

–

We prohibit all speculative and hedging transactions involving our securities, as described more fully below. As a result, our executive officers cannot insulate themselves from the effects of poor Google stock price performance.

–

We have internal controls over financial reporting, and the measurement and calculation of compensation goals, and other financial, operational, and compliance policies and practices that are designed to keep our compensation programs from being susceptible to manipulation by any employee, including our named executive officers.

Timing of Equity Award Grants

Pursuant to a policy adopted by the Leadership Development and Compensation Committee in 2005, the effective grant date for all ongoing equity awards to employees (including named executive officers), members of our board of directors, and non-employee advisors is the first Wednesday of the month following the date on which the Leadership Development and Compensation Committee approves the target dollar value of the equity award, unless otherwise specified by our board of directors or the Leadership Development and Compensation Committee.

All stock option awards to named executive officers are granted with a per share exercise price equal to or above the fair market value of a share of the underlying stock on the date of grant. The Leadership Development and Compensation Committee does not grant equity compensation awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information based on equity award grant dates.

Stock Ownership Requirements

To align our named executive officers’ and directors’ interests with those of our stockholders, the board of directors has instituted stock ownership requirements under our Corporate Governance Guidelines.

In March 2012, the Leadership Development and Compensation Committee recommended, and in April 2012, our board of directors approved, increasing our requirements as follows: (i) our founders, CEO, and Executive Chairman shall each own at least 20,000 issued and outstanding shares of Google stock (increased from 7,500); (ii) each Senior Vice President shall own at least 5,500 issued and outstanding shares of Google stock (increased from 2,000); and (iii) each director shall own at least 500 issued and outstanding shares of Google stock (no change).

Our named executive officers have five years from the date of approval of these requirements to comply with these ownership requirements. As requirements for our directors did not change, each director will continue to have two years from the time he or she becomes a director to comply with these ownership requirements.

All of our named executive officers and directors either met the applicable minimum stock ownership guidelines as of December 31, 2012 or were within the time period noted above to come into compliance with these requirements.

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Transactions in Company Securities

We have an insider trading policy, which, among other things, prohibits employees, officers, and directors from engaging in any speculative or hedging transactions in our securities. Hedging transactions such as puts, calls, collars, swaps, forward sale contracts, exchange funds, and similar arrangements or instruments designed to hedge or offset decreases in the market value of Google’s securities are prohibited. No employee, including named executive officers, or director may engage in short sales of Google securities, hold Google securities in a margin account, or pledge Google securities as collateral for a loan.

Post-Employment and Change in Control Payments

We have no agreements with any of our named executive officers that provide for additional or accelerated compensation upon termination of the executive’s employment or a change in control of Google, except as set forth below.

Upon a change in control of Google and, unless our board of directors or Leadership Development and Compensation Committee determines otherwise, if the successor corporation does not assume or substitute the equity awards held by our employees, including our named executive officers, all unvested stock options and unvested GSUs will fully vest.

The table below shows our estimates of the amount of the benefit each of our named executive officers would have received if the unvested stock options and unvested GSUs held by each of them as of December 31, 2012 had become fully vested as a result of a change in control. The estimated benefit amount of unvested stock options was calculated by multiplying the number of unvested stock options held by the applicable named executive officer by the difference between the closing price of our Class A common stock on December 31, 2012, which was $707.38, and the exercise price of the option. The estimated benefit amount does not take into account any premium from our Transferable Stock Option (TSO) program. The estimated benefit amount of unvested GSUs was calculated by multiplying the number of unvested GSUs by the closing price of our Class A common stock on December 31, 2012, which was $707.38.

Name	Number of Unvested Stock Options at December 31, 2012 (#)	Estimated Benefit of Unvested Stock Options at December 31, 2012 ($)	Number of Unvested GSUs at December 31, 2012 (#)	Estimated Benefit of Unvested GSUs at December 31, 2012 ($)	Total Estimated Benefit ($)
Larry Page	—	—	—	—	—
Sergey Brin	—	—	—	—	—
Eric E. Schmidt	98,497	9,394,644	51,143	36,177,535	45,572,179
Patrick Pichette	117,247	13,178,618	57,698	40,814,411	53,993,029
Nikesh Arora	120,580	12,585,734	63,680	45,045,958	57,631,692
David C. Drummond	82,702	8,341,728	41,352	29,251,578	37,593,306

Deductibility of Executive Compensation

Section 162(m) of the Code may preclude us from deducting certain compensation in excess of $1,000,000 per year to our named executive officers, unless such compensation meets the requirements of “qualified performance-based compensation” under Section 162(m). The annual cash bonuses paid to our named executive officers for the 2012 fiscal year were not designed to, and do not, meet the requirements of “qualified performance-based compensation” and therefore each such bonus will not be deductible for federal income tax purposes to the extent that it, when combined with other 2012 compensation for the applicable named executive officer that does not meet such requirements (e.g., base salary, GSUs that vested and were settled in 2012), exceeds $1,000,000.

Perquisites and Other Benefits

Like all Googlers, our named executive officers are eligible to participate in various employee benefit plans, such as medical, dental, and vision care plans, flexible spending accounts for health and dependent care, life, accidental death and dismemberment, disability, and travel insurance, survivor income benefit, employee assistance programs (e.g., confidential counseling), and paid time off. As with our other employees, we also paid life insurance premiums for the benefit of our named executive officers, other than Larry and Sergey.

In addition, we maintain a tax qualified 401(k) retirement savings plan that contains both a pre-tax and an after-tax Roth savings feature for the benefit of eligible employees, including our named executive officers. In 2012, we provided a company match equal to the greater of 100% of contributions up to $3,000, or 50% of the maximum contribution under the Code in 2012 ($17,000) for a match of $8,500, per employee, which our named executive officers, other than Larry and Sergey, also received. Our company

GOOGLE INC. | 2013 Proxy Statement   38

match is fully vested at the time of contribution. Participants are not taxed on their pre-tax contributions or earnings on those contributions until distribution, but pre-tax contributions and all company matching contributions are deductible by us when made. Participants are taxed on their after-tax Roth contributions, and all company matching contributions and after-tax Roth contributions are deductible by us when made.

We do not provide any tax gross-ups for our named executive officers except for gross-ups on relocation benefits, which are generally available to most Googlers for assignments requested and initiated by Google.

In 2012, we paid for personal security and amounts related to the personal use of non-commercial aircraft for Eric.

Deferred Compensation Plan

We maintain a non-qualified deferred compensation plan for most of our U.S.-based employees. Patrick, our CFO, is not eligible to participate in the deferred compensation plan. The deferred compensation plan allows participants to defer a specified percentage (up to 100%) of their bonus for a period of three, four, or five years, subject to certain exceptions. The deferred compensation plan is unfunded and unsecured, and participation is voluntary. We do not contribute to the deferred compensation plan.

In 2012, Eric was the only named executive officer to defer a portion of his bonus under this plan. See the Non-Qualified Deferred Compensation table on page 44 of this proxy statement for further information regarding Eric’s bonus deferral.

No Additional Executive Benefit Plans

Since we do not generally differentiate the benefits we offer our named executive officers from the benefits we offer our other employees, we do not maintain any benefit plans that cover only one or more of our named executive officers. We also do not maintain any executive retirement programs such as executive pension plans or supplemental executive retirement plans.

Leadership Development and Compensation Committee Report

The Leadership Development and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Leadership Development and Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for 2012 and this proxy statement.

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE

Paul S. Otellini, Chair

L. John Doerr

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Summary Compensation Table

The following table sets forth information regarding the compensation paid to, or earned by, our named executive officers for the fiscal year ended December 31, 2012.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)		Option Awards(4) ($)		Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)		Total ($)
Larry Page(7) Chief Executive Officer	2012	1	—	—		—		—	—	—		1
	2011	1	—	—		—		—	—	—		1
	2010	1	1,785	—		—		—	—	—		1,786
Sergey Brin(7) Co-Founder	2012	1	—	—		—		—	—	—		1
	2011	1	—	—		—		—	—	—		1
	2010	1	1,785	—		—		—	—	—		1,786
Eric E. Schmidt(8) Executive Chairman of the Board of Directors	2012	1,250,000	6,000,000	—		—		—	35,320	343,304	(9)	7,628,624
	2011	937,500	—	55,643,040		38,136,040		6,000,000	—	263,682		100,980,262
	2010	1	1,785	—		—		—	—	311,433		313,219
Patrick Pichette Senior Vice President and Chief Financial Officer	2012	650,000	2,800,000	21,964,757		13,314,569		—	—	11,780		38,741,106
	2011	650,000	—	8,408,292		6,238,440		3,000,000	—	10,238		18,306,970
	2010	492,115	1,875	11,284,178		8,118,775		2,700,000	—	10,209		22,607,152
Nikesh Arora Senior Vice President and Chief Business Officer	2012	650,000	10,800,000	24,709,875	(10)	14,978,818	(11)	—	—	7,175		51,145,868
	2011	650,000	—	11,210,865		8,317,778		3,000,000	—	8,910		23,187,553
	2010	492,115	1,875	11,284,178		8,118,775		2,700,000	—	9,925		22,606,868
David C. Drummond Senior Vice President, Corporate Development, Chief Legal Officer, and Secretary	2012	650,000	3,300,000	17,022,655		10,318,728		—	—	10,475		31,301,858
	2011	650,000	—	8,408,292		6,238,440		3,000,000	—	9,240		18,305,972

(1)

Salaries reflect amounts earned by the named executive officers in the relevant fiscal year. Includes amounts deferred pursuant to Section 401(k) of the Code.

(2)

The amounts in the bonus column consist of the holiday bonus for 2010, which generally represented $1,000 net of tax withholding for each employee, the annual cash bonuses paid to named executive officers for performance in 2012, and the $8.0 million in discretionary cash payments we made to Nikesh in April 2012. Includes amounts deferred pursuant to our deferred compensation plan.

(3)

Amounts reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718 and are not necessarily an indication of which named executive officers received the most gains from previously granted equity awards. The grant date fair value of each GSU award is measured based on the closing price of our Class A common stock on the date of grant.

(4)

Amounts reflect the aggregate grant date fair value of option awards as well as any modification charge computed in accordance with FASB ASC Topic 718 and are not necessarily an indication of which named executive officers received the most gains from previously granted equity awards. The fair value of each option grant is estimated based on the fair market value on the date of grant and using the Black-Scholes-Merton option pricing model. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our stock options, refer to notes 1 and 12 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on January 29, 2013.

(5)

Represents the portion of Eric’s earnings in 2012 on compensation deferred under our deferred compensation plan that is considered to be “above-market” earnings under applicable SEC rules.

(6)

All other compensation generally consists of Google’s 401(k) company match of up to $8,500, life insurance premiums paid by Google for the benefit of the named executive officer, and the market value of a holiday gift given to each employee, net of tax withholding, unless otherwise noted.

(7)

Larry and Sergey each receive $1 in base salary and do not participate in our cash bonus program or our equity programs.

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(8)

Eric assumed the role of Executive Chairman of the Board of Directors effective April 2011 and was granted $100 million in equity awards. The grant date fair value of the equity awards as reported in this table was $93,779,080. Additionally, as of April 2011, his annual base salary was increased from $1 to $1,250,000, with a target bonus of 400% of his annual base salary.

(9)

Includes $316,778 for personal security and approximately $14,018 paid by Google on Eric’s behalf for costs related to aircraft chartered for Google business on which family and friends flew in 2012.

(10)

Includes an award of 4,323 GSUs with a grant date fair value of $2,745,753 granted to Nikesh on April 4, 2012 that was cancelled effective April 27, 2012 in exchange for a cash payment, which is included in the “Bonus” column. See page 35 of this proxy statement for a description of this arrangement. Excluding the grant date fair value of the cancelled award of GSUs, the aggregate grant date fair value of Nikesh’s stock awards would be $21,964,122.

(11)

Includes an award of 8,646 stock options with a grant date fair value of $1,664,441 granted to Nikesh on April 4, 2012 that was cancelled effective April 27, 2012 in exchange for a cash payment, which is included in the “Bonus” column. See page 35 of this proxy statement for a description of this arrangement. Excluding the grant date fair value of the cancelled award of stock options, the aggregate grant date fair value of Nikesh’s option awards would be $13,314,377.

Grants of Plan-Based Awards in 2012

The following table provides information regarding the amount of equity awards granted in 2012 for each of the named executive officers.

Name	Grant Date	Date of Approval of Equity Awards by Committee	Equity Grants(1)
			All Other Stock Awards: Number of Share of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Larry Page	—	—	—		—		—	—
Sergey Brin	—	—	—		—		—	—
Eric E. Schmidt	—	—	—		—		—	—
Patrick Pichette	4/4/2012	3/12/2012	30,259		—		—	19,219,004
	4/4/2012	3/12/2012	4,323		—		—	2,745,753
	4/4/2012	3/12/2012	—		60,517		635.15	11,650,128
	4/4/2012	3/12/2012	—		8,646		635.15	1,664,441
Nikesh Arora	4/4/2012	3/12/2012	34,581		—		—	21,964,122
	4/4/2012	3/12/2012	4,323	(2)	—		—	2,745,753
	4/4/2012	3/12/2012	—		69,162		635.15	13,314,377
	4/4/2012	3/12/2012	—		8,646	(2)	635.15	1,664,441
David C. Drummond	4/4/2012	3/12/2012	22,478		—		—	14,276,902
	4/4/2012	3/12/2012	4,323		—		—	2,745,753
	4/4/2012	3/12/2012	—		44,955		635.15	8,654,287
	4/4/2012	3/12/2012	—		8,646		635.15	1,664,441

(1)

Stock awards (GSUs) and option awards (options to purchase shares of our Class A common stock) are shown at their aggregate grant date fair value, as well as any modification charge in accordance with FASB ASC Topic 718. The fair value of each option grant is estimated based on the fair market value on the date of grant and using the Black-Scholes-Merton option pricing model. The fair value of each GSU award is measured based on the closing price of our Class A common stock on the date of grant. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our stock options, refer to notes 1 and 12 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on January 29, 2013.

(2)

This award was cancelled effective April 27, 2012 in exchange for a cash payment, as described on page 35 of this proxy statement.

Description of Plan-Based Awards

All stock options and GSUs granted to the named executive officers in fiscal year 2012 were granted under the 2004 Stock Plan and are governed by the terms and conditions of the 2004 Stock Plan and the applicable award agreements. See pages 35-36 of this proxy statement for more information about these stock options and GSUs and footnotes 4-7 to the Outstanding Equity Awards at 2012 Fiscal Year End table below for a description of the vesting schedule of the stock options and GSUs reported in the Grant of Plan-Based Awards in 2012 table above.

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Outstanding Equity Awards at 2012 Fiscal Year-End

The following table provides information on the current holdings of stock options and unvested GSUs by our named executive officers at December 31, 2012.

Name	Grant Date		Option Awards				Stock Awards
			Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Larry Page	—		—	—	—	—	—	—
Sergey Brin	—		—	—	—	—	—	—
Eric E. Schmidt	2/2/2011	(2)	83,343	98,497	612.00	2/2/2021	—	—
	2/2/2011	(3)	—	—	—	—	51,143	36,177,535
Patrick Pichette	4/4/2012	(4)	—	60,517	635.15	4/4/2022	—	—
	4/4/2012	(5)	—	8,646	635.15	4/4/2022	—	—
	4/4/2012	(6)	—	—	—	—	30,259	21,404,611
	4/4/2012	(7)	—	—	—	—	4,323	3,058,004
	4/6/2011	(8)	610	21,967	574.18	4/6/2021	—	—
	4/6/2011	(9)	—	—	—	—	10,984	7,769,862
	12/1/2010	(2)	833	19,996	564.35	12/1/2020	—	—
	12/1/2010	(3)	—	—	—	—	9,998	7,072,385
	3/9/2009	(10)(11)	231	1,853	308.57	8/6/2018	—	—
	3/4/2009	(2)	1,422	4,268	318.92	3/4/2019	—	—
	3/4/2009	(3)	—	—	—	—	2,134	1,509,549
Nikesh Arora	4/4/2012	(4)	—	69,162	635.15	4/4/2022	—	—
	4/4/2012	(6)	—	—	—	—	34,581	24,461,908
	4/6/2011	(8)	9,762	29,288	574.18	4/6/2021	—	—
	4/6/2011	(9)	—	—	—	—	14,645	10,359,580
	12/1/2010	(2)	19,994	19,996	564.35	12/1/2020	—	—
	12/1/2010	(3)	—	—	—	—	9,998	7,072,385
	4/15/2009	(3)	—	—	—	—	3,389	2,397,311
	3/4/2009	(2)	711	2,134	318.92	3/4/2019	—	—
	3/4/2009	(3)	—	—	—	—	1,067	754,774
David C. Drummond	4/4/2012	(4)	—	44,955	635.15	4/4/2022	—	—
	4/4/2012	(5)	—	8,646	635.15	4/4/2022	—	—
	4/4/2012	(6)	—	—	—	—	22,478	15,900,488
	4/4/2012	(7)	—	—	—	—	4,323	3,058,004
	4/6/2011	(8)	7,321	21,967	574.18	4/6/2021	—	—
	4/6/2011	(9)	—	—	—	—	10,984	7,769,862
	12/1/2010	(2)	4,998	5,000	564.35	12/1/2020	—	—
	12/1/2010	(3)	—	—	—	—	2,500	1,768,450
	3/9/2009	(10)(12)	30,000	—	308.57	3/1/2017	—	—
	3/4/2009	(2)	32,004	2,134	318.92	3/4/2019	—	—
	3/4/2009	(3)	—	—	—	—	1,067	754,774

(1)

The market value of unvested GSUs is calculated by multiplying the number of unvested GSUs held by the applicable named executive officer by the closing price of our Class A common stock on December 31, 2012, which was $707.38.

(2)

Shares subject to this option began vesting as follows: (i) 1/4th of shares shall vest 12 months after the grant date, and (ii) 1/48th of shares shall vest each month thereafter until the option is fully vested, subject to continued employment with Google through the applicable vesting dates.

(3)

These GSUs began vesting as follows: (i) 1/4th of GSUs shall vest 12 months after the grant date, and (ii) 1/16th of GSUs shall vest each quarter thereafter until all GSUs are fully vested, subject to continued employment with Google through the applicable vesting dates.

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(4)

100% of the shares subject to this option shall vest on the 25th day of the month four years after the grant date, subject to continued employment with Google through such vesting date.

(5)

100% of the shares subject to this option shall vest on the 25th day of the month three years after the grant date, subject to continued employment with Google through such vesting date.

(6)

100% of these GSUs shall vest on the 25th day of the month four years after the grant date, subject to continued employment with Google through such vesting date.

(7)

100% of these GSUs shall vest on the 25th day of the month three years after the grant date, subject to continued employment with Google through such vesting date.

(8)

Shares subject to this option began vesting on January 6, 2012 (vesting commencement date) as follows: (i) 1/48th of shares shall vest on the vesting commencement date, and (ii) 1/48th of shares shall vest each month thereafter until the option is fully vested, subject to continued employment with Google through the applicable vesting dates.

(9)

These GSUs began vesting on January 6, 2012 (vesting commencement date) as follows: (i) 1/48th of GSUs shall vest on the vesting commencement date, and (ii) 1/48th of GSUs shall vest each month thereafter until all GSUs are fully vested, subject to continued employment with Google through the applicable vesting dates.

(10)

On March 9, 2009, we completed our option exchange offer. Each of Patrick, Nikesh, and David exchanged all of their eligible stock options for replacement stock options. Replacement stock options have a new vesting schedule determined by adding 12 months to each vesting date from the original stock options’ vesting schedule. In addition, replacement stock options vested no sooner than six months after the option exchange offer closed. The exercise price per share of each replacement option is $308.57, the closing price of our Class A common stock on March 6, 2009.

(11)

The vesting schedule of the shares subject to this replacement option is as follows: (i) 1/4th of shares vested on August 1, 2010, and, (ii) 1/48th of shares shall vest each month thereafter until the option is fully vested, subject to continued employment with Google through the applicable vesting dates.

(12)

The shares subject to this replacement option have fully vested as of December 31, 2012.

Option Exercises and Stock Vested in Fiscal 2012

The following table provides information for the named executive officers on stock option exercises and sales of vested stock options under our TSO Program during the year ended December 31, 2012, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and broker commissions, and GSUs that vested during the same period.

Name	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Larry Page	—	—		—	—
Sergey Brin	—	—		—	—
Eric E. Schmidt	—	—		39,777	24,142,567
Patrick Pichette	44,066	8,644,428	(3)	18,583	11,952,237
Nikesh Arora	23,175	6,878,820	(3)	23,736	15,216,924
David C. Drummond	—	—		9,178	5,908,333

(1)

The value realized on exercise is calculated as the product of (a) the number of shares of Class A common stock for which the stock options were exercised and (b) the excess of the closing price of our Class A common stock on the NASDAQ Global Select Market on the date of the exercise over the applicable exercise price per share of the stock options.

(2)

The value realized on vesting is calculated as the product of (a) the number of shares of Class A common stock underlying the GSUs that vested and (b) the closing price of our Class A common stock on the NASDAQ Global Select Market on the day before vesting.

(3)

The value realized upon exercise includes an aggregate TSO premium of $1,718,426 and $5,814 for Patrick and Nikesh, respectively. The TSO premium is calculated on a per share basis as the difference between (a) the sale price of the TSO, and (b) the intrinsic value of the TSO, which we define as the excess, if any, of the price of our Class A common stock on the NASDAQ Global Select Market at the time of the sale over the exercise price of the TSO.

GOOGLE INC. | 2013 Proxy Statement   43

Non-Qualified Deferred Compensation

The following table provides information about contributions, earnings, and balances under our non-qualified deferred compensation plan in fiscal year 2012. We do not contribute to the deferred compensation plan, and in fiscal year 2012 there were no withdrawals by or distributions to our named executive officers.

Name	Executive Contributions in 2012(1) ($)		Aggregate Earnings in 2012(2) ($)	Aggregate Balance at December 31, 2012(3) ($)
Larry Page	—		—	—
Sergey Brin	—		—	—
Eric E. Schmidt	6,000,000	(4)	105,779	9,105,779
Patrick Pichette	—		—	—
Nikesh Arora	—		—	—
David C. Drummond	—		—	—

(1)

The amount reported under Executive Contributions is reported as compensation to Eric in the Summary Compensation Table above.

(2)

As required by applicable SEC rules, a portion of the amount reported under Aggregate Earnings equal to $35,320 is reported as compensation to Eric in the form of “above-market” earnings in the Summary Compensation Table above.

(3)

A portion of the amount reported under Aggregate Balance equal to $3,000,000 was previously reported as compensation to Eric in the Summary Compensation Table for the fiscal year ended December 31, 2011.

(4)

Eric elected to contribute 100% of his 2012 bonus, the amount of which was determined and paid in March 2013.

Our deferred compensation plan is unfunded and unsecured, and participation is voluntary. Most U.S.-based employees are eligible to participate in the deferred compensation plan. Patrick, our CFO, is not eligible to participate in the deferred compensation plan. The plan allows participants to defer a specified percentage (up to 100%) of their bonus for a period of three, four or five years, subject to certain exceptions. During the deferral period, the deferred amounts are hypothetically or “notionally” invested in one or more investments funds selected by the committee administering the deferred compensation plan. Each participant’s account is adjusted for gains or losses at least annually based on the rate of gain or loss on the assets in each notional investment fund. We do not guarantee any returns on participant contributions. If a participant’s employment terminates, distribution is made in the form of a lump sum following termination.

In 2012, Eric was the only named executive officer to defer a portion of his bonus under this plan.

Potential Payments Upon Termination or Change in Control

We have no agreements with any of our named executive officers that provide for additional or accelerated compensation on the termination of the executive’s employment or a change in control of Google, except as set forth under “Post-Employment and Change in Control Payments” above.

GOOGLE INC. | 2013 Proxy Statement   44

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of December 31, 2012. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. We will not grant equity awards in the future under any of the equity compensation plans not approved by our stockholders included in the table below.

Plan Category	Class of Common Stock	(a) Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-average Exercise Price of Outstanding Options, Warrants and Rights(1) ($)	(c) Common Shares Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by our stockholders	Class A	18,767,252	(2)	407.43	7,281,655	(3)
Equity compensation plans approved by our stockholders	Class B	38,804	(4)	4.98	—
Equity compensation plans approved by our stockholders	Class C	—		—	32,000,000	(5)
Equity compensation plans not approved by our stockholders	Class A	719,581	(6)	425.42	—
Total	Class A	19,486,833		407.99	7,281,655
Total	Class B	38,804		4.98	—
Total	Class C	—		—	32,000,000
Total	Class A and Class B	19,525,637		405.98	7,281,655
Total	Class A, Class B, and Class C	19,525,637		405.98	39,281,655

(1)

The weighted average exercise price is calculated based solely on the outstanding stock options and warrants. It does not take into account the shares issuable upon vesting of outstanding GSUs, which have no exercise price.

(2)

Consists of stock options to purchase 6,664,760 shares, warrants exercisable for 1,579,848 shares, and GSUs representing the right to acquire 10,522,644 shares of our Class A common stock outstanding under our 2003 Stock Plan, 2003 Stock Plan (No. 3), and 2004 Stock Plan. All of the warrants were vested stock options granted under the 2004 Stock Plan that were sold by our employees to the financial institutions participating in our transferable stock option program.

(3)

Represents shares of Class A common stock available for issuance under our 2004 Stock Plan. Shares available for issuance under our 2004 Stock Plan can be granted pursuant to stock options, stock appreciation rights, dividend equivalent rights, restricted stock, performance units, performance shares, and any other stock-based award selected by the plan administrator.

(4)

Includes stock options to purchase shares of our Class B common stock outstanding under our 1998 Stock Plan and 2003 Stock Plan (No. 2).

(5)

Consists of 30,000,000 shares of Class C capital stock authorized to be issued pursuant to the Google Inc. 2012 Stock Plan and 2,000,000 shares of Class C capital stock authorized to be issued pursuant to the Google Inc. 2012 Incentive Compensation Plan for Employees and Consultants of Motorola Mobility, which were approved by our stockholders at the 2012 Annual Meeting of Stockholders.

(6)

Consists of shares of Class A common stock to be issued upon exercise of outstanding stock options and restricted stock units under the following plans which have been assumed by us in connection with certain of our acquisition transactions: the 2000 Equity Incentive Plan assumed by us in connection with our acquisition of Keyhole, Inc. in October 2004, the 2005 Stock Incentive Plan assumed by us in connection with our acquisition of DoubleClick Inc. in March 2008, the 2006 Stock Plan assumed by us in connection with our acquisition of AdMob, Inc. in May 2010, and the Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan assumed by us in connection with our acquisition of Motorola Mobility Holdings, Inc. in May 2012.

GOOGLE INC. | 2013 Proxy Statement   45

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accounting Fees and Services

The following table sets forth all fees paid or accrued by us for the audit and other services provided by Ernst & Young LLP during the years ended December 31, 2011 and 2012 (in thousands):

	2011	2012
Audit Fees(1)	$12,302	$14,624
Audit-Related Fees(2)	—	807
Tax Fees(3)	1,902	5,478
Other Fees(4)	88	175
Total Fees	$14,292	$21,084

(1)

Audit Fees: This category represents fees for professional services provided in connection with the audit of our financial statements, the audit of our internal control over financial reporting, and review of our quarterly financial statements, and audit services provided in connection with other regulatory or statutory filings for which we have engaged Ernst & Young LLP.

(2)

Audit-Related Fees: This category primarily represents fees paid for attest services related to information systems.

(3)

Tax Fees: This category represents fees for services provided in connection with tax compliance, tax planning, and tax advice, including foreign tax return preparation and requests for rulings or technical advice from tax authorities.

(4)

Other Fees: This category consists of fees for services other than the services reported in audit, audit-related, and tax fees.

The Audit Committee considered whether the provision of services other than audit services is compatible with maintaining Ernst & Young LLP’s independence.

Pre-Approval Policies and Procedures

All audit and non-audit services provided by Ernst & Young LLP to us must be pre-approved in advance by our Audit Committee unless the following conditions are met:

•

The service is one of a set of permitted services that the independent auditor is allowed to provide;

•

The total amount of such permitted service is less than or equal to $100,000; and

•

The services are reported to the Audit Committee and approved prior to the completion of the annual audit.

All other permitted services must be pre-approved by either the Audit Committee or an authorized delegate of the Audit Committee prior to commencing such services. If pre-approval is obtained from a delegate of the Audit Committee, the service may be performed, provided that the service is presented to the Audit Committee for approval at the next scheduled meeting.

All services provided to us by Ernst & Young LLP in 2011 and 2012 were pre-approved by the Audit Committee.

GOOGLE INC. | 2013 Proxy Statement   46

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee (Committee) of the board of directors of Google is comprised entirely of independent directors who meet the independence requirements of the Listing Rules of the NASDAQ Stock Market and the Securities and Exchange Commission. The Committee operates pursuant to a charter that is available on the Investor Relations section of our website at http://investor.google.com/corporate/board-committees-audit.html. To view the charter, select “Board Committees” under “Corporate Governance” and then “Audit Committee Charter.”

The Committee oversees Google’s financial reporting process and internal control structure on behalf of the board of directors. Management is responsible for the preparation, presentation, and integrity of the financial statements and the effectiveness of Google’s internal control over financial reporting. Google’s independent auditors are responsible for expressing an opinion as to the conformity of Google’s consolidated financial statements with generally accepted accounting principles and as to the effectiveness of Google’s internal control over financial reporting.

In performing its responsibilities, the Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements in Google’s Annual Report on Form 10-K for the year ended December 31, 2012. The Committee has also discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

The Committee received written disclosures and the letter from the independent auditors pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Committee concerning independence, and the Committee discussed with the auditors their independence.

Based on the reviews and discussions referred to above, the Committee unanimously recommended to the board of directors that the audited consolidated financial statements be included in Google’s Annual Report on Form 10-K for the year ended December 31, 2012.

AUDIT COMMITTEE

Ann Mather, Chair

Diane B. Greene

K. Ram Shriram

GOOGLE INC. | 2013 Proxy Statement   47

MANAGEMENT PROPOSALS TO BE VOTED ON

Proposal Number 1  Election of Directors

Nominees

The Nominating and Corporate Governance Committee recommended, and the board of directors nominated:

• Larry Page, • Sergey Brin, • Eric E. Schmidt, • L. John Doerr, • Diane B. Greene,	• John L. Hennessy, • Ann Mather, • Paul S. Otellini, • K. Ram Shriram, and • Shirley M. Tilghman

as nominees for election as members of our board of directors at the Annual Meeting. At the Annual Meeting, 10 directors will be elected to the board of directors.

Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for these nominees, who are all presently directors of Google. In the event that any nominee becomes unavailable or unwilling to serve as a member of our board of directors, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified, or until the director’s earlier death, resignation, or removal.

The sections titled “Directors and Executive Officers” and “Director Selection Process and Qualifications” on pages 10-12 and 18-19 of this proxy statement contain more information about the leadership skills and other experiences that caused the Nominating and Corporate Governance Committee and the board of directors to determine that these nominees should serve as directors of Google.

Required Vote

The 10 nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

Google Recommendation

Our board of directors recommends a vote FOR the election to the board of directors of each of the abovementioned nominees.

GOOGLE INC. | 2013 Proxy Statement   48

Proposal Number 2  Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the board of directors has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2013. During the fiscal year ended December 31, 2012, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain audit-related, tax, and other services. See “Independent Registered Public Accounting Firm” on page 46 of this proxy statement. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Google and our stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 requires the affirmative “FOR” vote of the holders of a majority of the voting power of Google’s shares of Class A common stock and Class B common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Ernst & Young LLP.

Google Recommendation

Our board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

GOOGLE INC. | 2013 Proxy Statement   49

STOCKHOLDER PROPOSALS

Proposal Numbers 3-6 are proposals we received from our stockholders. If the proponents of these proposals, or representatives who are qualified under state law, are present at our Annual Meeting and submit the proposals for a vote, then the proposals will be voted upon. The stockholder proposals, including any supporting statements, are included exactly as submitted to us by the proponents of these proposals. The board of directors’ recommendation on each proposal is presented immediately following our opposing statement to the proposal. We will promptly provide you with the address, and, to our knowledge, the number of voting securities held by the proponents of the stockholder proposals, upon receiving a written request directed to:

Google Inc. Attn: Corporate Secretary 1600 Amphitheatre Parkway Mountain View, California 94043	corporatesecretary@google.com

GOOGLE INC. | 2013 Proxy Statement   50

Proposal Number 3  Stockholder Proposal Regarding a Report on Lead Batteries in Google’s Supply Chain

Pax World Mutual Funds has advised us that it intends to submit the proposal set forth below for consideration at our Annual Meeting.

Reducing Health Hazards from Manufacturing and Recycling Lead Batteries

Whereas,

Google, as the owner and operator of a large number of data centers worldwide,(1) is both directly and indirectly exposed to the risks associated with health hazards from manufacturing and recycling lead batteries.

According to the New York Times, “most large data centers contain banks of huge, spinning flywheels or thousands of lead-acid batteries – many of them similar to automobile batteries – to power the computers in case of a grid failure as brief as a few hundredths of a second, an interruption that could crash the servers.”(2)

The neurotoxic and developmental impacts of lead have been well-established for decades, leading to global action to eliminate lead in paint and gasoline. Lead battery production accounts for over 80 percent of global lead consumption and almost all used lead batteries are recycled,(3) regardless of whether they are used in the United States or elsewhere around the globe.

Due to a lack of government regulation, lead battery recycling outside the United States endangers public health. According to the New York Times, recently enacted environmental standards in the United States on lead pollution “make domestic recycling more difficult and expensive, but do not prohibit companies from exporting the work and the danger to countries where standards are low and enforcement is lax.”(4)

As a result, there are reportedly high levels of community and occupational exposures around lead battery recycling plants in Mexico, a country that receives approximately 20 percent of the United States’ used industrial and vehicle batteries.(5)

The proponents of this proposal believe that it is in Google’s interest to track the fate of used lead batteries generated from operations and to ensure that batteries are properly recycled in appropriately licensed facilities that meet stringent environmental and occupational safety standards.

Resolved, that the Board of Directors report to shareholders, by December 1, 2013 on options for policies and practices Google can adopt to reduce the occupational and community health hazards from manufacturing and recycling lead batteries in the company’s supply chain. Such a report would be prepared at reasonable cost and omitting confidential information such as proprietary or legally prejudicial data.

Supporting Statement

Proponents believe that a report should address how the company tracks shipments of used batteries to recycling facilities; how the company ensures that used batteries are not being shipped to recycling facilities with pollution and occupational safety controls that are less strict than those that would be applicable in the United States; and what mechanisms the company uses (such as company auditors, or third-party auditors or certifications) to assess supplier/recycler performance against environmental and occupational performance standards.

(1) http://www.google.com/about/datacenters/insidelocations/index.html

(2) http://www.nytimes.com/2012/09/23/technology/data-centers-waste-vast-amounts-of-energy-belying-industry-image.html?pagewanted=all

(3) http://www.ila-lead.org/lead-facts

(4) http://www.nytimes.com/2011/12/09/science/earth/recycled-battery-lead-puts-mexicans-in-danger.html?pagewanted=all& r=1&

(5) http://www.nytimes.com/2011/12/09/science/earth/recycled-battery-lead-puts-mexicans-in-danger.html?pagewanted=all& r=1&

GOOGLE INC. | 2013 Proxy Statement   51

Google Opposing Statement

Environmental sustainability is a core value at Google. We are a carbon neutral company and have strong initiatives in place to reduce the environmental impact of our global operations. Our commitment to sustainability extends to our data centers, which have been designed and built to be as energy efficient and sustainable as possible—they use about half the energy of a typical data center—and comply with strict environmental and workplace safety requirements. In 2011, Google’s data centers in the United States received ISO 14001 and OHSAS 18001 certifications, making us the first major internet services company to gain external certification of our high environmental and workplace standards. In early 2013, our European facilities received the same certifications.

Google’s data centers contain servers that process search queries, serve YouTube videos and provide many other services. Each of our servers in the data centers has a battery on board to eliminate any interruptions to our power supply and ability to provide these critical services. To ensure the safety of the environment and our workers, we have devised a system to make sure we handle, package, ship, and recycle every battery properly. In addition, we ensure that our top-tier vendors transport, recycle, and otherwise handle our batteries in compliance with applicable environmental health and safety regulations and standards.

Google is committed to being a responsible global citizen. We agree with the proponent that batteries should be recycled appropriately. However, the board of directors opposes this proposal because the board does not believe that a mandated report is the best avenue to inform stockholders about the policies and practices Google follows to reduce the occupational and community health hazards from the use of lead batteries in its operations. Accordingly, we recommend that stockholders vote against this proposal.

Our management regularly considers environmental matters and has developed and actively promotes practices that both minimize resource utilization and emphasize sustainable resources. We are in frequent communication with our stockholders and the general public regarding our sustainability activities through regular blog posts on the Official Google Blog and the Google Green Blog. In addition, we participate each year in the Carbon Disclosure Project, and we have a dedicated website, www.google.com/green, which highlights both our current internal sustainability efforts and our broader clean energy initiatives across the company. The board of directors believes that updates like these provide stockholders with relevant information in a more regular and timely manner than a one-time report.

We believe all of these initiatives, and our current methods of frequently updating stockholders and the public about them, help establish and maintain Google’s reputation as a good corporate citizen and steward of the environment. Given our implementation of a strong battery recycling program, our board of directors believes an additional one-time report to stockholders to be unnecessary to ensure a strong commitment to our sustainability strategy and accordingly, recommends that stockholders vote against this proposal.

Required Vote

Approval of the stockholder proposal requires the affirmative “FOR” vote of the holders of a majority of the voting power of Google’s shares of Class A common stock and Class B common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted “AGAINST” the stockholder proposal.

Google Recommendation

Our board of directors recommends a vote “AGAINST” the stockholder proposal.

GOOGLE INC. | 2013 Proxy Statement   52

Proposal Number 4  Stockholder Proposal Regarding Equal Shareholder Voting

John Chevedden has advised us that he intends to submit the proposal set forth below for consideration at our Annual Meeting.

Proposal 4 – Give Each Share An Equal Vote

RESOLVED: Shareholders request that our Board take steps to adopt a recapitalization plan as soon as practicable for all outstanding stock to have one-vote per share. This would include all practicable steps including encouragement and negotiation with family shareholders to request that they relinquish, for the common good of all shareholders, any preexisting rights. This proposal is not intended to unnecessarily limit our Board’s judgment in crafting the requested change in accordance with applicable laws and existing contracts.

By allowing certain stock to have more voting power than other stock our company takes our public shareholder money but does not let us have an equal voice in our company’s management. Without a voice, shareholders cannot hold management accountable.

GMI/The Corporate Library, an independent investment research firm, said our company has dual-class voting where each share of Class A common stock has one vote and each share of Class B common stock has 10 votes. As a result, Mr. Page and Mr. Brin owned 56% of our company’s total voting power. This raised concerns that the interests of public shareholders may be subordinated to those of our co-founders. In addition, shareholders were asked to vote on a recapitalization proposal at our company’s 2012 annual meeting to authorize three billion shares of nonvoting Class C stock that will effectively ensure our co-founders’ long-term control of our company. Of course, this vote was merely procedural as all voting matters are under control of our co-founders.

News Corp. is another company like ours. “If you are buying shares in [News Corp.], it’s buyer beware,” says Sydney Finkelstein, a professor at Dartmouth’s Tuck School of Business. “There is no management or leadership reason to have two classes of stock except to retain control.” The Council of Institutional Investors asked NASDAQ and NYSE to stop listing new companies with dual share classes.

This proposal should also be evaluated in the context of our Company’s overall corporate governance as reported in 2012:

GMI rated our company “D” with “High Governance Risk.” Also “High Concern” for takeover defenses and “Concern” for Executive Pay – a whopping $100 million for our Executive Chairman Eric Schmidt.

Our executive pay committee gave Mr. Schmidt equity awards targeted at $100 million. The awards will simply vest over four-years with no job performance requirements. It is difficult to justify any award this size, especially when it was not linked to job performance and was made to an executive who already owned a significant share of our company. This was under the leadership of Intel CEO Paul Otellini, who chaired our executive pay committee. Intel was D-rated by GMI due to Intel’s F-rated executive pay policies. Three named executive officers (excluding Mr. Schmidt, Mr. Page, and Mr. Brin) received an average of $16 million in time-vesting equity awards and annual incentive pay was essentially discretionary.

Please vote to protect shareholder value:

Give Each Share An Equal Vote – Proposal 4

Google Opposing Statement

Our board of directors believes that the capital structure set out in our Fourth Amended and Restated Certificate of Incorporation is in the best interests of the company and our stockholders.

Since its inception, Google has been managed with a focus on the long term. This focus was emphasized by our founders, Larry Page and Sergey Brin, in their letter to our stockholders at the time of Google’s initial public offering in 2004: “We are creating a corporate structure that is designed for stability over long time horizons. By investing in Google, you are placing an unusual long term bet on the team, especially Sergey and me, and on our innovative approach.”

The dual class capital structure with two classes of common stock (Class A common stock with one vote per share and Class B common stock with 10 votes per share) has been in existence since we became a public company in 2004, and the tri-class structure, with a new class of non-voting capital stock (Class C capital stock with no voting rights), was approved by votes representing a majority of our outstanding capital stock at the 2012 Annual Meeting of Stockholders. Every investor purchasing a share of our Class A common stock is aware of this capital structure, and many are attracted to our stock by the long-term stability that our founders and largest Class B stockholders, Larry and Sergey, provide to Google.

GOOGLE INC. | 2013 Proxy Statement   53

We believe that our success is owed in large part to the leadership and vision provided by Larry, Sergey, and Eric E. Schmidt, the Executive Chairman of our board of directors. Through their leadership and focus on innovation and long-term growth, we have established a track record of building a strong company and creating stockholder value. We believe that the stability provided by the tri-class voting structure gives us greater ability to focus on long-term interests than might otherwise be the case.

Our board of directors believes that elimination of the tri-class structure will not improve either the corporate governance or the long-term financial performance of the company. Accordingly, our board of directors recommends that stockholders vote “AGAINST” this proposal.

Required Vote

Approval of the stockholder proposal requires the affirmative “FOR” vote of the holders of a majority of the voting power of Google’s shares of Class A common stock and Class B common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted “AGAINST” the stockholder proposal.

Google Recommendation

Our board of directors recommends a vote “AGAINST” the stockholder proposal.

GOOGLE INC. | 2013 Proxy Statement   54

Proposal Number 5  Stockholder Proposal Regarding Executive Stock Retention

James McRitchie has advised us that he intends to submit the proposal set forth below for consideration at our Annual Meeting.

Proposal 5 – Executives To Retain Significant Stock

Resolved: Shareholders urge that our executive pay committee adopt a policy requiring senior executives to retain a significant percentage of shares acquired through equity pay programs until reaching normal retirement age and to report to shareholders regarding the policy before our Company’s next annual meeting. For the purpose of this policy, normal retirement age would be an age of at least 60 and determined by our executive pay committee. Shareholders recommend that the committee adopt a share retention percentage requirement of at least 25% of net after-tax shares.

This single unified policy shall prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. Otherwise our directors would be able to avoid the impact of this proposal. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as not to violate our Company’s existing contractual obligations or the terms of any compensation or benefit plan currently in effect.

Requiring senior executives to hold a significant portion of stock obtained through executive pay plans would focus our executives on our company’s long-term success. A Conference Board Task Force report on executive pay stated that hold-to-retirement requirements give executives “an ever-growing incentive to focus on long-term stock price performance.”

Please vote to protect shareholder value:

Executives To Retain Significant Stock – Proposal 5

Google Opposing Statement

Our board of directors has considered this proposal and believes that its adoption is unnecessary and not in the best interests of Google and its stockholders.

To align our executive officers’ and directors’ interests with those of our stockholders, the board of directors has instituted stock ownership requirements under our Corporate Governance Guidelines.

In April 2012, our board of directors increased the stock ownership requirements as follows: (i) our founders, Chief Executive Officer, and Executive Chairman shall each own at least 20,000 issued and outstanding shares of Google stock (increased from 7,500); (ii) each Senior Vice President shall own at least 5,500 issued and outstanding shares of Google stock (increased from 2,000); and (iii) each director shall own at least 500 issued and outstanding shares of Google stock (no change). Our executive officers have five years from the date of approval of these requirements to comply with these ownership requirements. As requirements for our directors did not change, our directors will continue to have two years from the time they become a director to comply with these ownership requirements. All of our executive officers and directors either met the applicable minimum stock ownership requirements as of December 31, 2012 or were within the time period noted above to come into compliance with these requirements.

To further align our executive officers’ interests with those of our stockholders and to encourage our executive officers to take a long-term view in their decision-making, in 2012, the Leadership Development and Compensation Committee approved a biennial equity granting practice for our executive officers such that equity awards are granted only in even-numbered years. We also changed the vesting schedule for such equity awards to four-year cliff vesting to increase the amount of unvested equity held by our executive officers at any given time.

We also have an insider trading policy, which, among other things, prohibits all of our employees, officers, and directors from engaging in any speculative or hedging transactions in Google’s securities. Hedging transactions such as puts, calls, collars, swaps, forward sale contracts, exchange funds, and similar arrangements or instruments designed to hedge or offset decreases in the market value of Google’s securities are prohibited. No employee, including executive officers, or director may engage in short sales of Google securities, hold Google securities in a margin account, or pledge Google securities as collateral for a loan.

GOOGLE INC. | 2013 Proxy Statement   55

The foregoing measures strike an appropriate balance between ensuring that our executive officers have a significant equity stake in the future of Google, while also allowing them to prudently manage their personal financial affairs while remaining employed by us. Establishing additional stock holding or retention requirements such as those proposed in this stockholder proposal could limit our ability to attract and retain executives. We believe that it is in the best interests of our stockholders that we maintain the flexibility to establish compensation programs that are competitive in attracting and retaining executives who can best drive long-term stockholder value. Accordingly, the board of directors recommends that stockholders vote “AGAINST” this proposal.

Required Vote

Approval of the stockholder proposal requires the affirmative “FOR” vote of the holders of a majority of the voting power of Google’s shares of Class A common stock and Class B common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted “AGAINST” the stockholder proposal.

Google Recommendation

Our board of directors recommends a vote “AGAINST” the stockholder proposal.

GOOGLE INC. | 2013 Proxy Statement   56

Proposal Number 6  Stockholder Proposal Regarding Succession Planning

Laborers’ District Council and Contractors’ Pension Fund of Ohio has advised us that it intends to submit the proposal set forth below for consideration at our Annual Meeting.

Resolved: That the shareholders of Google Inc. (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s Corporate Governance Guidelines (“Guidelines”) to adopt and disclose a written and detailed succession planning policy, including the following specific features:

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The Board of Directors will review the plan annually;

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The Board will develop criteria for the CEO position which will reflect the Company’s business strategy and will use a formal assessment process to evaluate candidates;

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The Board will identify and develop internal candidates;

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The Board will begin non-emergency CEO succession planning at least 3 years before an expected transition and will maintain an emergency succession plan that is reviewed annually;

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The Board will annually produce a report on its succession plan to shareholders.

Supporting Statement:

CEO succession is one of the primary responsibilities of the board of directors. A recent study published by the NACD quoted a director of a large technology firm: “A board’s biggest responsibility is succession planning. It’s the one area where the board is completely accountable, and the choice has significant consequences, good and bad, for the corporation’s future.” (The Role of the Board in CEO Succession: A Best Practices Study, 2006). The study also cited research by Challenger, Gray & Christmas that “CEO departures doubled in 2005, with 1228 departures recorded from the beginning of 2005 through November, up 102 percent from the same period in 2004.”

In its 2007 study What Makes the Most Admired Companies Great: Board Governance and Effective Human Capital Management, Hay Group found that 85% of the Most Admired Company boards have a well defined CEO succession plan to prepare for replacement of the CEO on a long-term basis and that 91% have a well defined plan to cover the emergency loss of the CEO that is discussed at least annually by the board.

The NACD report identified several best practices and innovations in CEO succession planning. The report found that boards of companies with successful CEO transitions are more likely to have well-developed succession plans that are put in place well before a transition, are focused on developing internal candidates and include clear candidate criteria and a formal assessment process. Our proposal is intended to have the board adopt a written policy containing several specific best practices in order to ensure a smooth transition in the event of the CEO’s departure. We urge shareholders to vote FOR our proposal.

Google Opposing Statement

Our board of directors has considered this proposal and believes that its adoption is unnecessary and not in the best interests of Google and its stockholders.

One of our board of directors’ principal duties is to review management succession planning. The Leadership Development and Compensation Committee reviews at least annually and recommends to the full board of directors plans for the development, retention, and replacement of executive officers, including the Chief Executive Officer. Additionally, the Leadership Development and Compensation Committee and the Nominating and Corporate Governance Committee of our board directors are jointly responsible for overseeing the risks and exposures associated with management succession planning.

Our board of directors believes that the directors and the Chief Executive Officer should collaborate on succession planning and that the entire board should be involved in the critical aspects of the management succession planning process, including establishing selection criteria that reflect our business strategies, identifying and developing internal candidates to ensure the continuity of our culture, and making key management succession decisions.

Management succession is regularly discussed by the directors in board meetings and in executive sessions of the board of directors. Directors become familiar with potential successors for key management positions through various means, including regular organization and talent reviews, presentations to the board, and informal meetings.

GOOGLE INC. | 2013 Proxy Statement   57

With the exception of the production of an annual report to shareholders on its succession plan, our board of directors already substantially implements the proposed features. Our board of directors sees no benefit to formally publishing its management succession planning details. Further, we believe it would be inadvisable to publicly report information regarding our confidential internal discussions on management succession planning or to add additional details to our Corporate Governance Guidelines and committee charters, which already address this matter. Accordingly, the board of directors has concluded that the stockholder proposal is not in the best interests of Google and its stockholders, and recommends that stockholders vote “AGAINST” this proposal.

Required Vote

Approval of the stockholder proposal requires the affirmative “FOR” vote of the holders of a majority of the voting power of Google’s shares of Class A common stock and Class B common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted “AGAINST” the stockholder proposal.

Google Recommendation

Our board of directors recommends a vote “AGAINST” the stockholder proposal.

GOOGLE INC. | 2013 Proxy Statement   58

INFORMATION CONCERNING GOOGLE’S ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

We are pleased to invite you to attend Google’s 2013 Annual Meeting of Stockholders to be held on June 6, 2013 at 2:00 p.m., local time, at Google’s headquarters located at:

1600 Amphitheatre Parkway

Mountain View, California 94043

Check-in begins at the Shoreline Amphitheatre at 12:30 p.m., local time. The Shoreline Amphitheatre is located at:

1 Amphitheatre Parkway

Mountain View, California 94043

Meeting begins at 2:00 p.m.

If You Plan to Attend the Annual Meeting:

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It is important that you let us know in advance by marking the appropriate box on the enclosed proxy card if you requested to receive printed proxy materials, or, if you vote by telephone or internet, indicating your plans when prompted.

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If you are a beneficial owner, like a vast majority of our stockholders, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described in the proxy statement so that your vote will be counted if you later decide not to attend the meeting.

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Please note that space limitations make it necessary for us to limit attendance to our stockholders. Only Google stockholders as of the close of business on April 8, 2013 are entitled to attend our Annual Meeting.

•

You must be registered to be admitted to the meeting. Registration will take place at the Shoreline Amphitheatre (see directions below). Parking will only be available at the Shoreline Amphitheatre.

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Admission will be on a first-come, first-served basis. Check-in and registration will begin promptly at 12:30 p.m. Google will be serving lunch to attendees.

•

Each stockholder should be prepared to present:

(1)

Valid photo identification, such as a driver’s license or passport; and

(2)

Stockholders holding their shares through a broker, bank, trustee, or nominee will need to bring proof of beneficial ownership as of the Record Date, such as their most recent account statement reflecting their stock ownership prior to April 8, 2013, a copy of the voting instruction form provided by their broker, bank, trustee, or nominee, or similar evidence of ownership.

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Cameras, recording devices, and other electronic devices, such as smart phones, will not be permitted at the meeting. Photography is prohibited at the meeting. Please also do not bring large bags or packages to the meeting.

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Please allow ample time for check-in. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting.

Directions to Shoreline Amphitheatre from either San Jose or San Francisco:

(1)

Follow Route 101 to the Rengstorff Avenue/Amphitheatre Parkway exit.

(2)

Follow the signs to the Amphitheatre (cross back over 101 if you are coming from the north/just stay right if you are coming from the south).

(3)

Go through the signal at Charleston Road and continue on Amphitheatre Parkway. You will pass Google on your right.

(4)

Turn left at Bill Graham Parkway and follow the signs to Lot C.

Parking will only be available at the Shoreline Amphitheatre. A shuttle bus will be available to take you to our headquarters for the Annual Meeting.

GOOGLE INC. | 2013 Proxy Statement   59

Google

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Admission Ticket

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the internet or telephone must be received by 1:00 a.m., Central Time, on June 6, 2013.

Vote by Internet

- Go to **www.envisionreports.com/goog**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Directors — The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Larry Page	☐	☐	02 - Sergey Brin	☐	☐	03 - Eric E. Schmidt	☐	☐
04 - L. John Doerr	☐	☐	05 - Diane B. Greene	☐	☐	06 - John L. Hennessy	☐	☐
07 - Ann Mather	☐	☐	08 - Paul S. Otellini	☐	☐	09 - K. Ram Shriram	☐	☐
10 - Shirley M. Tilghman	☐	☐						

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B Proposals — The Board of Directors recommends a vote FOR Proposal 2 and AGAINST Proposals 3, 4, 5, and 6.

Proposal	For	Against	Abstain
2. The ratification of the appointment of Ernst & Young LLP as Google's independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐
3. A stockholder proposal regarding a report on lead batteries in Google's supply chain, if properly presented at the meeting.	☐	☐	☐
4. A stockholder proposal regarding equal shareholder voting, if properly presented at the meeting.	☐	☐	☐
5. A stockholder proposal regarding executive stock retention, if properly presented at the meeting.	☐	☐	☐
6. A stockholder proposal regarding succession planning, if properly presented at the meeting.	☐	☐	☐

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD.

C 1234567890 JNT
1 U P X 1 5 9 4 1 4 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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01LGSD

2013 Annual Meeting Admission Ticket

2013 Annual Meeting of Google's Stockholders

June 6, 2013, 2:00 p.m., local time
Google's Headquarters
1600 Amphitheatre Parkway, Mountain View, California 94043

Upon arrival, please present this admission ticket and photo identification at the registration desk located at the Shoreline Amphitheatre.

Parking Area
Parking Shuttle Stop
Google
101

If You Plan to Attend the Annual Meeting:

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — Google Inc.

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This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 6, 2013.

You hereby authorize Larry Page, Eric E. Schmidt, Patrick Pichette, and David C. Drummond, or any of them, each with full power of substitution, to represent you and vote all of your shares of Class A common stock and/or Class B common stock of Google Inc. held of record as of the close of business on April 8, 2013, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Google Inc., on June 6, 2013 or at any postponement or adjournment thereof. You hereby revoke all proxies previously given.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

In their discretion, Larry Page, Eric E. Schmidt, Patrick Pichette, and David C. Drummond, or any of them, are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES, "FOR" PROPOSAL 2, "AGAINST" PROPOSALS 3, 4, 5, AND 6, AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES, "FOR" PROPOSAL 2, AND A VOTE "AGAINST" PROPOSALS 3, 4, 5, AND 6.

D Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as your name(s) appear on the proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD.

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